Exhibit 99.5

PRO FORMA VALUATION UPDATE REPORT

HOME BANCORP CORP, INC.

Lafayette, Louisiana

PROPOSED HOLDING COMPANY FOR:

HOME BANK

Lafayette, Louisiana

Dated As Of:

July 18, 2008

Prepared By:

RP® Financial, LC.

1700 North Moore Street

Suite 2210

Arlington, Virginia 22209

July 18, 2008

Board of Directors

Home Bank

503 Kaliste Saloom Road

Lafayette, Louisiana 70508

Members of the Board of Directors:

We have completed and hereby provide an updated appraisal of the estimated pro forma market value of the common stock which is to be issued in connection with the mutual-to-stock conversion described below.

This updated appraisal is furnished pursuant to the conversion regulations promulgated by the Office of Thrift Supervision (“OTS”). Specifically, this Appraisal has been prepared in accordance with the “Guidelines for Appraisal Reports for the Valuation of Savings and Loan Associations Converting from Mutual to Stock Form of Organization” as set forth by the OTS, and applicable regulatory interpretations thereof. Our original appraisal report, dated May 16, 2008 (the “Original Appraisal”) is incorporated herein by reference. As in the preparation of our Original Appraisal, we believe the data and information used herein is reliable; however, we cannot guarantee the accuracy and completeness of such information.

The Board of Directors of Home Bank, Lafayette, Louisiana (“Home Bank” or the “Bank”) adopted the plan of conversion on April 3, 2008, pursuant to which the Bank will convert from a federally-chartered mutual savings bank to a federally-chartered stock savings bank and become a wholly-owned subsidiary of Home Bancorp, Inc. (“Home Bancorp” or the “Company”), a newly formed Louisiana corporation. Home Bancorp will offer 100% of its common stock in a subscription offering to Eligible Account Holders, the Employee Stock Ownership Plan (the “ESOP”), Supplemental Eligible Account Holders and Other Members, as such terms are define for purposes of applicable federal regulatory guidelines governing mutual-to-stock conversions. To the extent that shares remain available for purchase after satisfaction of all subscriptions received in the subscription offering, the shares may be offered for sale to members of the general public in a community offering and/or a syndicated community offering. Going forward, Home Bancorp will own 100% of the Bank’s stock, and the Bank will initially be Home Bancorp’s sole subsidiary. A portion of the net proceeds received from the sale of the common stock will be used to purchase all of the then to be issued and outstanding capital stock of the Bank and the balance of the net proceeds will be retained by the Company.

RP® Financial, LC.

Board of Directors

July 18, 2008

This updated appraisal reflects the following noteworthy items: (1) a review of recent developments in Home Bank’s financial condition, including financial data through June 30, 2008; (2) an updated comparison of Home Bank’s financial condition and operating results versus the Peer Group companies identified in the Original Appraisal; and (3) a review of stock market conditions since the date of the Original Appraisal.

The estimated pro forma market value is defined as the price at which Home Bancorp’s common stock, immediately upon completion of the public stock offering, would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell and both having reasonable knowledge of relevant facts.

Our valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of the common stock. Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of common stock in the conversion will thereafter be able to buy or sell such shares at prices related to the foregoing valuation of the pro forma market value thereof. RP Financial is not a seller of securities within the meaning of any federal and state securities laws and any report prepared by RP Financial shall not be used as an offer or solicitation with respect to the purchase or sale of any securities. RP Financial maintains a policy which prohibits the company, its principals or employees from purchasing stock of its client institutions.

Discussion of Relevant Considerations

1. Financial Results

Table 1 presents summary balance sheet and income statement details for the twelve months ended March 31, 2008 and updated financial information through June 30, 2008. Home Bank’s assets increased by $18.0 million or 4.2% from March 31, 2008 to June 30, 2008. Cash and investments provided the primary source of asset growth during the second quarter, with cash invested at other ATM locations constituting the largest source of cash and investment growth. Cash and investments (inclusive of FHLB stock) increased from 102.3 million or 23.8% of assets at March 31, 2008 to $113.8 million or 25.4% of assets at June 30, 2008. Loans receivable increased from $305.8 million or 71.1% of assets at March 31, 2008 to $312.8 million or 69.8% of assets at June 30, 2008, while the balances for bank-owned life insurance and loans held for sale showed a nominal increase and a nominal decrease, respectively, during the second quarter.

Updated credit quality measures remained favorable, as non-performing assets decreased from $1.4 million or 0.31% of assets at March 31, 2008 to $836,000 or 0.19% of assets at June 30, 2008. The decrease in non-performing assets was

RP® Financial, LC.

Board of Directors

July 18, 2008

Table 1

Home Bank

Recent Financial Data

	At March 31, 2008		At June 30, 2008
	Amount	Assets	Amount	Assets
	($000)	(%)	($000)	(%)
Balance Sheet Data
Total assets	$430,053	100.0%	$448,093	100.0%
Cash, cash equivalents	13,169	3.1	14,454	3.2
CDs in other institutions	2,970	0.7	2,673	0.6
Cash at other ATM locations	18,262	4.2	25,842	5.8
Investment securities	66,533	15.5	68,935	15.4
Loans receivable, net	305,815	71.1	312,814	69.8
Loans held for sale	1,639	0.4	535	0.1
FHLB stock	1,329	0.3	1,856	0.4
Bank-Owned Life Insurance	5,071	1.2	5,134	1.1
Deposits	352,128	81.9	355,760	79.4
FHLB advances	23,370	5.4	38,857	8.7
Total equity	51,371	11.9	50,579	11.3

	12 Months Ended March 31, 2008		12 Months Ended June 30, 2008
	Amount	Avg. Assets	Amount	Avg. Assets
	($000)	(%)	($000)	(%)
Summary Income Statement
Interest income	$25,309	6.08%	$25,652	6.02%
Interest expense	(10,070)	(2.42)	(9,959)	(2.34)

Net interest income	15,239	3.65	15,693	3.68
Provisions for loan losses	(353)	(0.08)	(406)	(0.09)

Net interest income after provisions	14,886	3.58	15,287	3.59
Non-interest operating income	3,039	0.73	3,312	0.78
Gain on sale of loans	314	0.08	328	0.08
Loss on sale of REO	(4)	0.00	(8)	0.00
Non-interest operating expense	(13,467)	(3.24)	(13,914)	(3.27)

Income before income tax expense	4,768	1.15	5,005	1.18
Income taxes	(1,407)	(0.34)	(1,489)	(0.35)

Net income	$3,361	0.81%	$3,516	0.83%

Sources: Home Bank’s prospectus, audited and unaudited financial statements, and RP Financial calculations.

RP® Financial, LC.

Board of Directors

July 18, 2008

largely realized through a decrease in non-performing loans, which decreased from $1.3 million at March 31, 2008 to $787,000 at June 30, 2008.

Asset growth was primarily funded with increased utilization of FHLB advances, which increased from $23.4 million or 5.4% of assets at March 31, 2008 to $38.9 million or 8.7% of assets at June 30, 2008. Deposit growth was modest during the second quarter, with total deposits increasing from $352.1 million or 81.9% of assets at March 31, 2008 to $355.8 million or 79.4% of assets at June 30, 2008. Home Bank’s equity decreased from $51.4 million to $50.6 million during the second quarter, as retained earnings were more than offset by a reduction in the net unrealized gain on available for sale investments. Asset growth combined with the slight reduction in capital growth provided for a decrease in the equity-to-assets ratio from 11.9% at March 31, 2008 to 11.3% at June 30, 2008.

Home Bank’s operating results for the twelve months ended March 31, 2008 and June 30, 2008 are also set forth in Table 1. The Bank’s reported earnings increased from $3.4 million or 0.81% of average assets for the twelve months ended March 31, 2008 to $3.5 million or 0.83% of average assets for the twelve months ended June 30, 2008. The increase in net income was largely due to increases in net interest income and non-interest operating income, which were somewhat offset by higher operating expenses.

Home Bank’s net interest income to average assets ratio increased from 3.65% during the twelve months ended March 31, 2008 to 3.68% during the twelve months ended June 30, 2008. The slight increase in the net interest income ratio was supported by a wider yield-cost spread for the quarter ended June 30, 2008 compared to the year ago quarter, which was realized through a more significant decline in the Bank’s average rate on interest-bearing liabilities relative to the decline in the average yield on interest-earning assets. Overall, the Bank’s interest rate spread increased from 3.59% during the quarter ended June 30, 2007 to 3.79% during the quarter ended June 30, 2008.

Higher operating expenses translated into a slightly higher operating expense ratio during the most recent twelve month period, as Home Bank’s operating expense to average assets ratio increased from 3.24% during the twelve months ended March 31, 2008 to 3.27% during the twelve months ended June 30, 2008. Overall, Home Bank’s slightly higher ratios for net interest income and operating expenses provided for no change in the expense coverage ratio (net interest income divided by operating expenses). Home Bank’s expense coverage ratio equaled 1.13x for both the twelve months ended March 31, 2008 and June 30, 2008.

Non-interest operating income was also higher during the most recent twelve month period and increased from 0.73% of average assets for the twelve months ended March 31, 2008 to 0.78% of average assets for the twelve months ended June

RP® Financial, LC.

Board of Directors

July 18, 2008

30, 2008. Overall, when factoring non-interest operating income into core earnings, the Bank’s updated efficiency ratio of 73.3% (operating expenses, net of goodwill amortization, as a percent of net interest income and non-interest operating income) was little changed from the 74.0% efficiency ratio recorded for the twelve months ended March 31, 2008.

Loan sale gains and losses on the sale of real estate owned were both slightly higher during the most recent twelve month period, but as a percent of average assets remained stable at 0.08% and 0.00%, respectively.

Loan loss provisions were slightly higher during the most recent twelve month period and as a percent of average assets increased from 0.08% for the twelve months ended March 31, 2008 to 0.09% for the twelve months ended June 30, 2008. The slightly higher loan loss provisions established during the most recent twelve month period was largely in connection with the loan growth recorded during the quarter. As of June 30, 2008, the Bank maintained valuation allowances of $2.4 million, equal to 302.2% of non-performing loans.

The Bank’s effective tax rate equaled 29.51% and 29.75% during the twelve month periods ended March 31, 2008 and June 30, 2008, respectively. As set forth in the Original Appraisal, the Bank’s marginal effective statutory tax rate approximates 34.0%.

2. Peer Group Financial Comparisons

Tables 2 and 3 present the financial characteristics and operating results for Home Bank, the Peer Group and all publicly-traded thrifts. The Bank’s and the Peer Group’s ratios are based on financial results through June 30, 2008 and March 31, 2008, respectively.

In general, the comparative balance sheet ratios for the Bank and the Peer Group did not vary significantly from the ratios exhibited in the Original Appraisal. Consistent with the Original Appraisal, the Bank’s updated interest-earning asset composition reflected a slightly lower concentration of loans and a slightly higher concentration of cash and investments. Overall, the Bank continued to maintain a slightly higher level of interest-earning assets than the Peer Group, as updated interest-earning assets-to-assets ratios equaled 95.3% and 94.2% for the Bank and the Peer Group, respectively.

The updated mix of deposits and borrowings maintained by Home Bank and the Peer Group also did not change significantly from the Original Appraisal. Home Bank’s funding composition continued to reflect a higher concentration of deposits and a lower concentration of borrowings, relative to the comparable Peer Group measures. Updated interest-bearing liabilities-to-assets ratios equaled 88.1% and 86.6% for the

RP® Financial, LC.

Board of Directors

July 18, 2008

Table 2

Balance Sheet Composition and Growth Rates

Comparable Institution Analysis

As of March 31, 2008

		Balance Sheet as a Percent of Assets										Balance Sheet Annual Growth Rates							Regulatory Capital
		Cash & Equiv- alents	MBS & Invest	BOLI	Loans	Deposits	Borr- owed Funds	Subd. Debt	Net Worth	Goodwill & Intang	Tng Net Worth	Assets	MBS, Cash & Inves- tments	Loans	Deposits	Borrows. & Subdebt	Net Worth	Tng Net Worth	Tangible	Core	Reg. Cap.
Home Bank
June 30, 2008		3.2%	22.2%	1.1%	69.9%	79.4%	8.7%	0.0%	11.3%	0.0%	11.3%	7.78%	5.81%	7.06%	1.82%	275.27%	6.75%	6.75%	11.48%	11.48%	20.31%
All Public Companies
Averages		4.3%	19.8%	1.3%	70.1%	66.8%	19.3%	0.6%	12.1%	1.1%	11.0%	8.96%	3.54%	9.49%	4.37%	14.78%	-1.81%	-2.39%	10.36%	10.25%	16.64%
Medians		3.3%	17.4%	1.4%	71.5%	67.5%	18.2%	0.0%	10.1%	0.2%	9.0%	6.28%	2.46%	8.10%	3.01%	10.18%	-0.26%	-0.42%	8.70%	8.66%	13.30%
State of LA
Averages		5.1%	31.6%	0.5%	59.1%	65.6%	15.5%	0.0%	18.0%	0.2%	17.9%	12.10%	1.19%	15.41%	-8.30%	55.35%	3.26%	3.41%	14.32%	14.32%	30.72%
Medians		5.0%	24.7%	0.0%	64.7%	66.5%	16.6%	0.0%	14.0%	0.0%	14.0%	12.46%	-3.72%	8.10%	4.20%	55.35%	3.26%	3.41%	13.72%	13.72%	24.78%
Comparable Group
Averages		5.0%	14.3%	1.4%	74.9%	72.5%	14.0%	0.1%	12.6%	0.5%	12.1%	4.80%	-7.62%	8.77%	3.79%	-5.01%	-0.30%	-0.20%	11.21%	11.21%	16.07%
Medians		5.2%	14.9%	1.4%	73.5%	72.1%	12.4%	0.0%	10.6%	0.1%	10.0%	3.09%	-10.45%	8.80%	3.18%	-3.78%	0.70%	0.73%	9.38%	9.38%	13.63%
Comparable Group
CITZ	CFS Bancorp, Inc. of Munster IN	7.3%	23.1%	3.1%	63.4%	73.7%	13.7%	0.0%	11.0%	0.1%	10.9%	-3.50%	-1.85%	-4.50%	-1.66%	-17.54%	1.06%	1.12%	10.11%	10.11%	14.06%
CFFC	Community Financial Corp. of VA	3.3%	3.6%	1.2%	89.0%	71.4%	20.1%	0.0%	7.9%	0.0%	7.9%	6.07%	-27.16%	9.50%	6.11%	8.92%	0.35%	0.35%	7.81%	7.81%	9.98%
FCAP	First Capital, Inc. of IN	5.5%	16.7%	1.1%	72.1%	72.9%	16.2%	0.0%	10.3%	1.2%	9.0%	1.14%	0.84%	-0.21%	0.61%	1.53%	5.27%	6.24%	8.40%	8.40%	13.20%
FCLF	First Clover Leaf Fin. Corp. of IL	6.4%	13.7%	0.0%	74.5%	68.1%	9.4%	0.9%	20.7%	2.6%	18.0%	8.57%	-22.97%	22.25%	14.87%	8.41%	-9.25%	-9.90%	17.30%	17.30%	23.00%
FFBH	First Federal Bancshares of AR	6.1%	15.1%	2.4%	70.6%	79.2%	10.6%	0.0%	8.9%	0.0%	8.9%	-0.68%	61.50%	-12.71%	0.39%	-14.55%	-0.35%	-0.35%	8.65%	8.65%	12.99%
GSLA	GS Financial Corp. of LA	5.7%	24.7%	0.0%	64.7%	66.5%	18.7%	0.0%	14.0%	0.0%	14.0%	18.93%	-3.72%	33.16%	6.90%	NM	3.35%	3.35%	13.72%	13.72%	24.78%
HMNF	HMN Financial, Inc. of MN	2.5%	14.8%	0.0%	79.7%	80.8%	8.8%	0.0%	9.0%	0.3%	8.7%	-1.10%	-32.96%	10.12%	2.41%	-30.80%	4.83%	5.12%	8.22%	8.22%	11.49%
JFBI	Jefferson Bancshares Inc. of TN	4.7%	3.3%	1.7%	84.7%	68.1%	9.9%	0.0%	21.7%	0.0%	21.7%	1.26%	-28.99%	5.66%	3.94%	-9.09%	-1.65%	-1.65%	19.50%	19.50%	24.40%
LBCP	Liberty Bancorp, Inc. of MO	3.1%	17.4%	2.4%	72.6%	65.3%	21.0%	0.0%	13.2%	0.0%	13.2%	12.43%	-10.35%	16.36%	0.17%	NM	-9.78%	-9.78%	11.10%	11.10%	14.70%
TSH	Teche Holding Corp. of N. Iberia LA	5.0%	10.6%	1.5%	78.0%	79.1%	11.2%	0.0%	8.9%	0.5%	8.4%	4.92%	-10.56%	8.10%	4.20%	13.02%	3.18%	3.48%	7.33%	7.33%	12.10%

Source:

Audited and unaudited financial statements, corporate reports and offering circulars, and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable,

RP® Financial, LC.

Board of Directors

July 18, 2008

Table 3

Income as Percent of Average Assets and Yields, Costs, Spreads

Comparable Institution Analysis

For the 12 Months Ended March 31, 2008

			Net Interest Income					Other Income				G&A/Other Exp.		Non-Op. Items		Yields, Costs, and Spreads
		Net Income	Income	Expense	NII	Loss Provis. on IEA	NII After Provis.	Loan Fees	R.E. Oper.	Other Income	Total Other Income	G&A Expense	Goodwill Amort.	Net Gains	Extrao. Items	Yield On Assets	Cost Of Funds	Yld-Cost Spread	MEMO: Assets/ FTE Emp.	MEMO: Effective Tax Rate
Home Bank
June 30, 2008		0.83%	6.02%	2.34%	3.68%	0.09%	3.59%	0.00%	0.00%	0.78%	0.78%	3.27%	0.00%	0.08%	0.00%	6.34%	2.70%	3.64%	$2,987	29.75%
All Public Companies
Averages		0.36%	5.81%	3.12%	2.68%	0.28%	2.40%	0.03%	-0.01%	0.66%	0.68%	2.56%	0.06%	0.06%	0.01%	6.17%	3.63%	2.54%	$5,909	31.52%
Medians		0.46%	5.75%	3.15%	2.71%	0.12%	2.53%	0.00%	0.00%	0.52%	0.52%	2.53%	0.00%	0.01%	0.00%	6.07%	3.65%	2.57%	$4,988	32.59%
State of LA
Averages		0.82%	5.93%	2.69%	3.24%	-0.05%	3.29%	0.01%	-0.01%	0.81%	0.81%	2.96%	0.00%	0.05%	0.00%	6.21%	3.27%	2.94%	$3,989	32.99%
Medians		0.99%	6.13%	2.82%	3.23%	-0.10%	3.29%	0.00%	0.00%	0.17%	0.17%	3.07%	0.00%	0.01%	0.00%	6.56%	3.14%	2.95%	$4,359	32.05%
Comparable Group
Averages		0.65%	6.27%	3.19%	3.08%	0.18%	2.90%	0.04%	-0.03%	0.73%	0.74%	2.70%	0.02%	0.04%	0.00%	6.64%	3.71%	2.93%	$4,121	32.34%
Medians		0.64%	6.26%	3.18%	3.14%	0.13%	2.90%	0.01%	0.00%	0.60%	0.63%	2.67%	0.00%	0.03%	0.00%	6.65%	3.77%	2.98%	$3,803	32.44%
Comparable Group
CITZ	CFS Bancorp, Inc. of Munster IN	0.67%	5.87%	3.00%	2.87%	0.24%	2.63%	0.04%	0.00%	0.87%	0.91%	2.70%	0.01%	0.05%	0.00%	6.26%	3.43%	2.83%	$3,941	23.61%
CFFC	Community Financial Corp. of VA	0.80%	6.69%	3.52%	3.17%	0.13%	3.04%	0.14%	0.00%	0.56%	0.69%	2.55%	0.00%	-0.01%	0.00%	6.96%	3.86%	3.10%	$3,666	32.82%
FCAP	First Capital, Inc. of IN	0.79%	5.99%	2.97%	3.02%	0.12%	2.90%	0.00%	0.00%	0.70%	0.70%	2.52%	0.02%	0.09%	0.00%	6.33%	3.33%	3.01%	$3,302	31.57%
FCLF	First Clover Leaf Fin. Corp. of IL	0.59%	5.81%	3.16%	2.65%	0.12%	2.53%	0.00%	0.00%	0.11%	0.11%	1.60%	0.13%	0.01%	0.00%	6.16%	4.15%	2.01%	$7,329	38.32%
FFBH	First Federal Bancshares of AR	0.44%	5.98%	3.38%	2.60%	0.44%	2.16%	0.00%	-0.16%	1.35%	1.19%	2.99%	0.00%	-0.06%	0.00%	6.47%	3.75%	2.72%	$2,727	5.46%
GSLA	GS Financial Corp. of LA	0.38%	6.41%	3.19%	3.22%	-0.17%	3.39%	0.00%	0.00%	0.13%	0.13%	3.07%	0.00%	0.16%	0.00%	6.74%	3.80%	2.95%	$4,359	36.53%
HMNF	HMN Financial, Inc. of MN	0.85%	6.86%	3.51%	3.35%	0.45%	2.90%	0.00%	0.00%	0.54%	0.55%	2.14%	0.01%	0.08%	0.00%	7.07%	3.90%	3.17%	$5,442	38.81%
JFBI	Jefferson Bancshares Inc. of TN	0.40%	6.39%	2.91%	3.48%	0.11%	3.37%	0.11%	0.02%	0.27%	0.40%	2.88%	0.00%	0.00%	0.00%	6.90%	3.74%	3.16%	$3,591	54.98%
LBCP	Liberty Bancorp, Inc. of MO	0.61%	6.51%	3.41%	3.11%	0.26%	2.84%	0.02%	-0.10%	0.64%	0.56%	2.64%	0.00%	0.10%	0.00%	6.93%	4.03%	2.90%	$4,098	29.28%
TSH	Teche Holding Corp. of N. Iberia LA	0.99%	6.13%	2.82%	3.31%	0.11%	3.20%	0.04%	-0.02%	2.12%	2.14%	3.88%	0.01%	0.00%	0.00%	6.56%	3.14%	3.42%	$2,758	32.05%

Source:

Audited and unaudited financial statements, corporate reports and offering circulars, and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

RP® Financial, LC.

Board of Directors

July 18, 2008

Bank and the Peer Group, respectively. Home Bank posted an updated tangible equity-to-assets ratio of 11.3%, which remained below the comparable Peer Group ratio of 12.6%. Overall, Home Bank’s updated interest-earning assets-to-interest-bearing liabilities (“IEA/IBL”) ratio equaled 108.2%, which remained similar to the comparable Peer Group ratio of 108.8%. As discussed in the Original Appraisal, the additional capital realized from stock proceeds should serve to increase Home Bank’s IEA/IBL ratio, as the level of interest-bearing liabilities funding assets will be lower due to the increase in capital realized from the offering and the net proceeds realized from the offering will be primarily deployed into interest-earning assets.

Updated growth rates for Home Bank are based on annualized growth rates for the 18 months ended June 30, 2008, while the Peer Group’s growth rates are based on growth for the twelve months ended March 31, 2008. Home Bank’s updated asset growth rate of 7.8% exceeded the Peer Group’s asset growth rate of 4.80%. Asset growth for the Bank and the Peer Group was primarily sustained by loan growth. Home Bank’s also had growth of cash and investments, while cash and investments declined for the Peer Group.

Asset growth for the Bank was primarily funded through borrowings, while deposit growth funded the Peer Group’s asset growth as well as a reduction in borrowings. The Peer Group’s deposit growth rate of 3.8% was slightly above the Bank’s deposit growth rate of 1.8%. Updated tangible net worth growth rates continued to reflect a stronger growth rate for the Bank (6.8% increase versus a 0.2% decrease for the Peer Group). The Peer Group’s capital growth rate continued to be depressed relative to the Bank’s capital growth rate by such factors as maintaining a high level of capital, earning a lower return on average assets and payment of cash dividends.

Table 3 displays comparative operating results for Home Bank and the Peer Group, based on their respective earnings for the twelve months ended June 30, 2008 and March 31, 2008. Updated earnings for the Bank and the Peer Group equaled 0.83% and 0.65% of average assets, respectively. The Bank’s higher return continued to be primarily realized through its higher level of net interest income, which continued to be partially offset by the Peer Group’s lower level of operating expenses.

In terms of core earnings strength, updated expense coverage ratios posted by Home Bank and the Peer Group both equaled 1.13x which was consistent with the Original Appraisal. Home Bank’s higher net interest income ratio was realized through maintenance of a lower interest expense ratio, which was partially offset by the Peer Group’s higher interest income ratio.

Non-interest operating income remained a similar contributor to the Bank’s and the Peer Group’s earnings, as such income amounted to 0.78% and 0.74% of the Bank’s and the Peer Group’s average assets, respectively. Accordingly, taking non-interest operating income into account in assessing Home Bank’s core earnings

RP® Financial, LC.

Board of Directors

July 18, 2008

strength relative to the Peer Group’s, the Bank’s updated efficiency ratio of 73.3% remained comparable to the Peer Group’s efficiency ratio of 70.7%. Net gains continued to be a fairly nominal factor in the Bank’s and the Peer Group’s earnings.

Loan loss provisions remained a slightly larger factor in the Peer Group’s earnings, with loan loss provisions established by the Bank and the Peer Group equaling 0.09% and 0.18% of average assets, respectively.

Consistent with the Original Appraisal, the Bank maintained a slightly lower effective tax rate than the Peer Group. Updated effective tax rates for the Bank and the Peer Group equaled 29.75% and 32.34%, respectively.

The Bank’s updated credit quality measures continued to be viewed as more favorable than the Peer Group’s measures. As shown in Table 4, the Bank’s non-performing assets/assets and non-performing loans/loans ratios of 0.19% and 0.25%, respectively, were below the comparable Peer Group ratios of 1.72% and 1.88%. The Bank’s updated reserve coverage ratios continued to indicate a higher level of reserves as a percent of non-performing loans (302.2% versus 148.0% for the Peer Group) and a lower level of reserves as a percent of loans (0.76% versus 1.11% for the Peer Group). Net loan charge-offs remained a more significant factor for the Peer Group, with net loan charge-offs as a percent of loans equal to 0.03% for the Bank and 0.17% for Peer Group.

3. Stock Market Conditions

Since the date of the Original Appraisal, the broader stock market has exhibited a fair amount of volatility and, in general, has declined. Soaring oil prices and growing concerns about inflation triggered a sell-off in the broader stock market heading into the second half of May 2008. The downward trend in stocks continued through the end of May and into-early June amid concerns about more credit-related losses forecasted for the financial sector. Following a one day rebound on surprisingly strong retail sales data for May, a spike in the May unemployment rate accelerated the early-June slide in stocks. Led by a decline in financial shares, the downward trend in stocks prevailed through most of June. The Dow Jones Industrial Average (“DJIA”) hit a 2008 low in late-June, as stocks plunged following downgrades of brokerage and automotive stocks and a jump in oil prices. Selling pressure in the broader market continued into the first half of July, as financial stocks led the downturn on worries about earnings and the economy. For the first time in two years, the DJIA closed below 11000 in mid-July as bank stocks led the market lower following the takeover of IndyMac Bancorp by the FDIC. Led by a rally in financial stocks, stocks rebounded heading into the second half of July. Better-than-expected earnings by some of the major banks and a drop in oil prices below a $130 a barrel were noteworthy contributors to the rally. On July 18, 2008, the DJIA closed at 111496.57 or 11.5% lower since the date of the Original

RP® Financial, LC.

Board of Directors

July 18, 2008

Table 4

Credit Risk Measures and Related Information

Comparable Institution Analysis

As of March 31, 2008 or Most Recent Date Available

Institution		REO/ Assets	NPAs & 90+Del/ Assets	NPLs/ Loans	Rsrves/ Loans	Rsrves/ NPLs	Rsrves/ NPAs & 90+Del	Net Loan Chargoffs	NLCs/ Loans
		(%)	(%)	(%)	(%)	(%)	(%)	($000)	(%)
Home Bank		0.01%	0.19%	0.25%	0.76%	302.16%	284.45%	$97	0.03%
All Public Companies
Averages		0.18%	1.20%	1.29%	0.99%	175.25%	135.63%	$534	0.16%
Medians		0.06%	0.60%	0.66%	0.88%	121.39%	86.67%	$120	0.06%
State of LA
Averages		0.06%	0.75%	1.00%	1.80%	348.09%	299.56%	$25	0.03%
Medians		0.04%	0.54%	0.33%	1.93%	275.46%	132.71%	$13	0.04%
Comparable Group
Averages		0.31%	1.72%	1.88%	1.11%	148.04%	90.66%	$191	0.17%
Medians		0.14%	1.52%	1.40%	0.97%	79.62%	63.44%	$136	0.17%
Comparable Group
CITZ	CFS Bancorp, Inc. of Munster IN	0.09%	2.62%	3.95%	1.09%	27.59%	26.67%	$421	0.21%
CFFC	Community Financial Corp. of VA	0.12%	0.33%	0.23%	0.73%	313.35%	198.58%	$129	0.12%
FCAP	First Capital, Inc. of IN	0.25%	1.41%	1.33%	0.69%	51.82%	35.39%	$182	0.22%
FCLF	First Clover Leaf Fin. Corp. of IL	0.00%	0.69%	0.89%	0.66%	74.64%	71.88%	$29	0.04%
FFBH	First Federal Bancshares of AR	1.36%	5.54%	5.39%	1.03%	19.18%	13.29%	$583	0.39%
GSLA	GS Financial Corp. of LA	0.04%	1.62%	2.37%	2.57%	108.13%	105.30%	$13	0.04%
HMNF	HMN Financial, Inc. of MN	0.38%	2.56%	2.68%	1.55%	57.98%	49.28%	$85	0.04%
JFBI	Jefferson Bancshares Inc. of TN	0.13%	0.25%	0.14%	0.63%	467.62%	218.52%	$265	0.37%
LBCP	Liberty Bancorp, Inc. of MO	0.58%	1.65%	1.46%	1.23%	84.60%	54.99%	$142	0.23%
TSH	Teche Holding Corp. of N. Iberia LA	0.15%	0.54%	0.33%	0.91%	275.46%	132.71%	$63	0.04%

Source:

Audited and unaudited financial statements, corporate reports and offering circulars, and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2008 by RP® Financial, LC.

RP® Financial, LC.

Board of Directors

July 18, 2008

Appraisal and the NASDAQ closed at 2282.78 or 9.7% lower since the date of the Original Appraisal.

Thrift stocks generally experienced further deterioration since the date of the Original Appraisal. Thrift stocks edged higher along with the broader stock market heading into mid-May 2008, which was followed by a slight pullback on inflation worries, higher oil prices and more weak data coming from the housing sector. In late-May and early-June, thrift shares settled into a narrow trading range and then sold off along with the broader stock market on news of the spike in the May unemployment rate. Thrift prices deteriorated further heading into mid-June on concerns of mounting credit-related losses as mortgage delinquencies and foreclosures continued to surpass record levels. Following a mild rebound in mid-June, thrift shares tumbled lower at the end of the second quarter as financial shares were pummeled by downgrades by Wall Street analysts and second quarter profit worries. The downturn in thrift stocks continued in early-July, with projected second quarter losses becoming more widespread among thrift stocks. Fannie Mae and Freddie Mac dropped to their lowest levels in more than 14 years, as concerns grew about their capital positions. Thrift stocks rallied strongly on comments by the Federal Reserve Chairman that outlined measures to shore up mortgage lending and help markets operate smoothly, but the one-day rally was quickly wiped out by fears about bank stability and the future of the mortgage market heading into mid-July. Most notably, the sell-off in thrift shares was fueled by the failure of IndyMac Bancorp and growing concerns about the solvency of Fannie Mae and Freddie Mac. The sell-off was followed by a sharp rebound in thrift stocks, as some major banks posted better-than-expected earnings and Freddie Mac considered a major stock sale that would have the potential to avoid implementation of a government rescue plan. On July 18, 2008, the SNL Index for all publicly-traded thrifts closed at 871.7, a decrease of 10.9% since May 16, 2008.

Consistent with SNL Index, the updated pricing measures for the Peer Group and all publicly-traded thrifts were generally lower compared to the Original Appraisal. In general, the declines in the Peer Group’s updated pricing measures were not as significant in comparison to the update pricing measures for all publicly-traded thrifts. The increase in the Peer Group’s core P/E multiple was the result of two of the companies going from not meaningful core P/E multiples in the Original Appraisal to relatively high core P/E multiples based on July 18, 2008 closing prices. In comparison to the averages for all publicly-traded thrifts, the Peer Group’s updated pricing measures reflected comparable P/E multiples and lower P/B ratios particularly with respect to the P/TB ratio. Since the date of the Original Appraisal, the stock prices of all ten of the Peer Group companies were lower as of July 18, 2008. A comparative pricing analysis of the Peer Group and all publicly-traded thrifts is shown in the following table, based on market prices as of May 16, 2008 and July 18, 2008.

RP® Financial, LC.

Board of Directors

July 18, 2008

Average Pricing Characteristics

	At May 16, 2008		At July 18, 2008		% Change
Peer Group
Price/Earnings (x)	18.40	x	17.66	x	(4.0)%
Price/Core Earnings (x)	16.96		18.98		11.9
Price/Book (%)	91.40%		78.50%		(14.1)
Price/Tangible Book(%)	94.91		81.84		(13.8)
Price/Assets (%)	11.47		9.80		(14.6)
Avg. Mkt. Capitalization ($Mil)	$64.63		$54.35		(15.9)
All Publicly-Traded Thrifts(1)
Price/Earnings (x)	20.47	x	17.87	x	(12.7)%
Price/Core Earnings (x)	20.65		18.75		(9.2)
Price/Book (%)	108.34%		81.80%		(24.5)
Price/Tangible Book(%)	120.80		95.92		(20.6)
Price/Assets (%)	13.77		9.52		(30.9)
Avg. Mkt. Capitalization ($Mil)	$339.09		$378.88		11.7

(1)	May 16, 2008 data included publicly-traded MHCs, which have been excluded from the July 18, 2008 data.

As set forth in the Original Appraisal, the “new issue” market is separate and distinct from the market for seasoned issues like the Peer Group companies in that the pricing ratios for converting issues are computed on a pro forma basis, specifically: (1) the numerator and denominator are both impacted by the conversion offering amount, unlike existing stock issues in which price change affects only the numerator; and (2) the pro forma pricing ratio incorporates assumptions regarding source and use of proceeds, effective tax rates, stock plan purchases, etc. which impact pro forma financials, whereas pricing for existing issues are based on reported financials. The distinction between the pricing of converting and existing issues is perhaps most evident in the case of the price/book (“P/B”) ratio in that the P/B ratio of a converting thrift will typically result in a discount to book value, whereas in the current market for existing thrifts the P/B ratio often reflects a premium to book value. Therefore, it is appropriate to also consider the market for new issues, both at the time of the conversion and in the aftermarket.

In general, the difficult market environment for the overall thrift market has filtered into the new issue market as well. As shown in Table 5, the only conversion offering completed during the past three months was Malvern Federal’s mutual holding company offering. Malvern Federal’s offering closed at the maximum of the valuation range following resolicitation of an under subscribed offering at a lower valuation range.

RP® Financial, LC.

Board of Directors

July 18, 2008

Table 5

Pricing Characteristics and After-Market Trends

Recent Conversions Completed (Last Three Months)

Institutional Information			Pre-Conversion Data				Offering Information				Contribution to Charitable Found.		Insider Purchases
			Financial Info.		Asset Quality								% Off Incl. Fdn.
													Benefit Plans				Initial Dividend Yield (%)
Institution	Conver. Date	Ticker	Assets ($Mil)	Equity/ Assets (%)	NPAs/ Assets (%)	Res. Cov. (%)	Gross Proc. ($Mil.)	% Offered (%)	% of Mid. (%)	Exp./ Proc. (%)	Form	% of Offering (%)	ESOP (%)	Recog. Plans (%)	Stk Option (%)	Mgmt.& Dirs. (%)(2)
Standard Conversions
Averages - Standard Conversions:
Medians - Standard Conversions:
Second Step Conversions
Averages - Second Step Conversions:
Medians - Second Step Conversions:
Mutual Holding Company Conversions
Malvern Federal Bancorp, Inc., PA*	5/20/08	MLVF- NASDAQ	$542	8.23%	1.24%	71%	$26.5	43%	115%	5.2%	S	4.65%	8.7%	4.4%	10.9%	1.7%	0.00%
Averages -Mutual Holding Company Conversions:			$542	8.23%	1.24%	71%	$26.5	43%	115%	5.2%	NA	NA	8.7%	4.4%	10.9%	1.7%	0.00%
Medians - Mutual Holding Company Conversions:			$542	8.23%	1.24%	71%	$26.5	43%	115%	5.2%	NA	NA	8.7%	4.4%	10.9%	1.7%	0.00%
Averages - All Conversions:			$542	8.23%	1.24%	71%	$26.5	43%	115%	5.2%	NA	NA	8.7%	4.4%	10.9%	1.7%	0.00%
Medians - All Conversions:			$542	8.23%	1.24%	71%	$26.5	43%	115%	5.2%	NA	NA	8.7%	4.4%	10.9%	1.7%	0.00%

Institutional Information			Pro Forma Data								Post-IPO Pricing Trends
			Pricing Ratios(3)				Financial Charac.				Closing Price:
			P/TB (%)	Core P/E (x)		P/A (%)	Core ROA (%)	TE/ A (%)	Core ROE (%)	IPO Price ($)	First Trading Day ($)	% Change (%)	After First Week(4) ($)	% Change (%)	After First Month(5) ($)	% Change (%)	Thru 7/18/08 ($)	% Change (%)
Institution	Conver. Date	Ticker
Standard Conversions
Averages - Standard Conversions:
Medians - Standard Conversions:
Second Step Conversions
Averages - Second Step Conversions:
Medians - Second Step Conversions:
Mutual Holding Company Conversions
Malvern Federal Bancorp, Inc., PA*	5/20/08	MLVF- NASDAQ	63.7%	29.9	x	10.4%	0.3%	11.8%	2.9%	$10.00	$10.98	9.8%	$11.00	10.0%	$11.00	10.0%	$10.46	4.6%
Averages - Mutual Holding Company Conversions:			63.7%	29.9	x	10.4%	0.3%	11.8%	2.9%	$10.00	$10.98	9.8%	$11.00	10.0%	$11.00	10.0%	$10.46	4.6%
Medians - Mutual Holding Company Conversions:			63.7%	29.9	x	10.4%	0.3%	11.8%	2.9%	$10.00	$10.98	9.8%	$11.00	10.0%	$11.00	10.0%	$10.46	4.6%
Averages - All Conversions:			63.7%	29.9	x	10.4%	0.3%	11.8%	2.9%	$10.00	$10.98	9.8%	$11.00	10.0%	$11.00	10.0%	$10.46	4.6%
Medians - All Conversions:			63.7%	29.9	x	10.4%	0.3%	11.8%	2.9%	$10.00	$10.98	9.8%	$11.00	10.0%	$11.00	10.0%	$10.46	4.6%

Note:	* - Appraisal performed by RP Financial; BOLD=RP Financial did the Conversion Business Plan. “NT” - Not Traded; “NA”-Not Applicable, Not Available; C/S-Cash/Stock.

(1)	Non-OTS regulated thrift.

(2)	As a percent of MHC offering for MHC transactions.

(3)	Does not take into account the adoption of SOP 93-6.

(4)	Latest price if offering is less than one week old.

(5)	Latest price if offering is more than one week but less than one month old.

(6)	Mutual holding company pro forma data on full conversion basis.

(7)	Simultaneously completed acquisition of another financial institution.

(8)	Simultaneously converted to a commercial bank charter.

(9)	Former credit union.

July 18, 2008

RP® Financial, LC.

Board of Directors

July 18, 2008

Malvern Federal’s closing pro forma price/tangible book ratio on a fully-converted basis equaled 63.7%. As of July 18, 2008, Malvern Federal’s stock closed 4.6% above its IPO price.

Summary of Adjustments

In the Original Appraisal, we made the following adjustments to Home Bank’s pro forma value based upon our comparative analysis to the Peer Group:

Key Valuation Parameters:	PreviousValuation Adjustment
Financial Condition	Slight Upward
Profitability, Growth and Viability of Earnings	Slight Upward
Asset Growth	Slight Upward
Primary Market Area	Slight Upward
Dividends	No Adjustment
Liquidity of the Shares	No Adjustment
Marketing of the Issue	Moderate Downward
Management	No Adjustment
Effect of Govt. Regulations and Regulatory Reform	No Adjustment

The factors concerning the valuation parameters of primary market area, dividends, liquidity of the shares, management and effect of government regulations and regulatory reform did not change since the Original Appraisal. Accordingly, those parameters were not discussed further in this update.

In terms of financial condition, a slight upward adjustment remained appropriate as there were no significant changes in the Bank’s and the Peer Group’s respective balance sheet ratios. A slight upward adjustment remained appropriate for asset growth as well, based on the Bank’s slightly higher historical asset growth rate that was sustained by loan growth and on a pro forma basis the Bank’s leverage capacity will be greater than the Peer Group’s. A slight upward adjustment also remained appropriate for earnings, as the relative earnings adjustments for the Bank’s updated earnings did not change from the Original Appraisal

The general market for thrift stocks deteriorated further since the date of the Original appraisal, as indicated by the decrease recorded in the SNL Index for all publicly-traded thrifts. The updated pricing measures for the Peer Group and all publicly-traded thrifts were lower as well compared to the Original Appraisal. Recent thrift offerings have in general encountered a more difficult selling environment, with a number of offerings having to be extended beyond the subscription period to be

RP® Financial, LC.

Board of Directors

July 18, 2008

completed. In some cases, offerings have not been successfully completed due to orders falling well short of the minimum of their offering ranges. The most recent completed conversion offering was Malvern Federal’s MHC offering, which required a resolicitation at a lower valuation range. Accordingly, taking into account the market performance of all-publicly traded thrifts, the Peer Group and recent conversions since the date of the Original Appraisal, a downward adjustment has been applied for marketing of the issue.

Overall, taking into account the foregoing factors, we believe that a decrease in the Bank’s estimated pro market value as set forth in the Original Appraisal is appropriate.

Valuation Approaches

In applying the accepted valuation methodology promulgated by the regulatory agencies, i.e., the pro forma market value approach, we considered the three key pricing ratios in valuing Home Bank’s to-be-issued stock — price/earnings (“P/E”), price/book (“P/B”), and price/assets (“P/A”) approaches — all performed on a pro forma basis including the effects of the conversion proceeds.

In computing the pro forma impact of the conversion and the related pricing ratios, the valuation parameters utilized in the Original Appraisal did not change in this update.

Consistent with the Original Appraisal, this updated appraisal continues to be based primarily on fundamental analysis techniques applied to the Peer Group, including the P/E approach, the P/B approach and the P/A approach. Also consistent with the Original Appraisal, this updated appraisal incorporates a “technical” analysis of recently completed conversion and MHC offerings, including principally the P/B approach which (as discussed in the Original Appraisal) is the most meaningful pricing ratio as the pro forma P/E ratios reflect an assumed reinvestment rate and do not yet reflect the actual use of proceeds.

The Bank will adopt Statement of Position (“SOP” 93-6) which will cause earnings per share computations to be based on shares issued and outstanding excluding shares owned by an ESOP where there is not a commitment to release such shares. For the purpose of preparing the pro forma pricing tables and exhibits, we have reflected all shares issued in the offering including shares purchased by the ESOP as outstanding to capture the full dilutive impact of such stock to the Bank’s shareholders. However, we have considered the impact of the Bank’s adoption of SOP 93-6 in the determination of pro forma market value.

Based on the foregoing, we have concluded that a decrease in Home Bank’s value is appropriate. Accordingly, RP Financial concluded that as of July 18,

RP® Financial, LC.

Board of Directors

July 18, 2008

2008, the pro forma market value of the Bank’s conversion offering equaled $67,500,000 at the midpoint, equal to 6,750,000 shares at $10.00 per share.

1. P/E Approach. In applying the P/E approach, RP Financial’s valuation conclusions considered both reported earnings and a recurring or “core” earnings base, that is, earnings adjusted to exclude any one time non-operating and extraordinary items, plus the estimated after tax-earnings benefit from reinvestment of net stock proceeds. The Bank’s reported earnings equaled $3.516 million for the twelve months ended June 30, 2008. In deriving Home Bank’s core earnings, the only adjustments made to reported earnings were to eliminate net gains on the sale of loans and the loss on sale of real estate owned, which equaled $328,000 and $8,000, respectively, for the twelve months ended June 30, 2008. As shown below, on a tax effected basis, assuming an effective marginal tax rate of 34.0% for the earnings adjustments, the Bank’s core earnings were determined to equal $3.305 million for the twelve months ended June 30, 2008. (Note: see Exhibit 2 for the adjustments applied to the Peer Group’s earnings in the calculation of core earnings).

Amount
($000)
Net income	$3,516
Deduct: Net gains on sale of loans(1)	(216)
Add back: Loss on sale of REO(1)	5

Core earnings estimate	$3,305

(1)	Tax effected at 34.0%.

Based on Home Bank’s reported and estimated core earnings, and incorporating the impact of the pro forma assumptions, the Bank’s reported and core P/E multiples at the $67.5 million midpoint value equaled 19.24 times and 20.47 times, respectively. The Bank’s updated reported and core P/E multiples provided for premiums of 8.9% and 7.9% relative to the Peer Group’s average reported and core P/E multiples of 17.66 times and 18.98 times, respectively (versus premiums of 20.1% and 38.7% relative to the Peer Group’s average reported and core P/E multiples as indicated in the Original Appraisal). In comparison to the Peer Group’s median reported and core earnings multiples of 13.15 times and 14.01 times, respectively, the Bank’s pro forma reported and core P/E multiples at the $67.5 million midpoint value indicated premiums of 46.3% and 46.1% (versus premiums of 33.9% and 71.9% relative to the Peer Group’s median reported and core P/E multiples as indicated in the Original Appraisal). The Bank’s implied conversion pricing ratios relative to the Peer Group’s pricing ratios are indicated in Table 5, and the pro forma calculations are detailed in Exhibits 3 and 4.

2. P/B Approach. P/B ratios have generally served as a useful benchmark in the valuation of thrift stocks, with the greater determinant of long term value being

RP® Financial, LC.

Board of Directors

July 18, 2008

Table 6

Public Market Pricing

Home Bank and the Comparables

As of July 18, 2008

		Market Capitalization		Per Share Data									Dividends(4)			Financial Characteristics(6)
				Core 12 Month EPS(2) ($)	Book Value/ Share ($)
		Price/ Share(1) ($)	Market Value ($Mil)			Pricing Ratios(3)							Amount/ Share ($)	Yield (%)	Payout Ratio(5) (%)	Total Assets ($Mil)	Equity/ Assets (%)	Tang Eq/ Assets	NPAs/ Assets (%)	Reported		Core
						P/E (x)		P/B (%)	P/A (%)	P/TB (%)	P/Core (x)									ROA (%)	ROE (%)	ROA (%)	ROE (%)
Home Bank
Superrange		$10.00	$89.27	$0.38	$14.26	24.49	x	70.13%	17.01%	70.13%	25.99	x	$0.00	0.00%	0.00%	$525	24.25%	24.25%	0.16%	0.69%	2.86%	0.65%	2.70%
Maximum		$10.00	$77.63	$0.43	$15.09	21.73	x	66.27%	15.08%	66.27%	23.10	x	$0.00	0.00%	0.00%	$515	22.76%	22.76%	0.16%	0.69%	3.05%	0.65%	2.87%
Midpoint		$10.00	$67.50	$0.49	$16.05	19.24	x	62.31%	13.34%	62.31%	20.47	x	$0.00	0.00%	0.00%	$506	21.42%	21.42%	0.17%	0.69%	3.24%	0.65%	3.04%
Minimum		$10.00	$57.38	$0.56	$17.34	16.66	x	57.67%	11.54%	57.67%	17.75	x	$0.00	0.00%	0.00%	$497	20.02%	20.02%	0.17%	0.69%	3.46%	0.65%	3.25%
All Public Companies(7)
Averages		$11.43	$378.88	$0.34	$14.94	17.87	x	81.80%	9.52%	95.92%	18.75	x	$0.39	3.40%	41.94%	$3,677	11.30%	10.22%	1.39%	0.30%	2.63%	0.28%	2.48%
Medians		$10.03	$64.94	$0.48	$13.06	15.21	x	77.91%	7.57%	86.14%	16.10	x	$0.34	3.15%	34.04%	$887	9.13%	7.95%	0.69%	0.44%	3.91%	0.44%	3.72%
All Non-MHC State of LA(7)
Averages		$19.43	$54.63	$1.43	$22.70	21.52	x	84.22%	15.19%	86.12%	24.89	x	$0.59	2.38%	20.12%	$416	18.04%	17.89%	0.75%	0.81%	5.74%	0.78%	5.53%
Medians		$15.00	$64.94	$0.46	$21.87	27.28	x	87.82%	9.62%	87.82%	27.28	x	$0.40	2.67%	0.20%	$291	14.03%	14.03%	0.54%	0.99%	3.91%	1.00%	3.91%
Comparable Group Averages
Averages		$12.87	$54.35	$1.05	$16.39	17.66	x	78.50%	9.80%	81.84%	18.98	x	$0.55	4.06%	42.39%	$611	12.56%	12.15%	1.72%	0.65%	6.04%	0.63%	5.84%
Medians		$10.18	$45.53	$0.76	$13.81	13.15	x	78.44%	9.10%	82.93%	14.01	x	$0.44	3.64%	42.05%	$473	10.65%	10.04%	1.52%	0.64%	5.50%	0.61%	5.53%
Comparable Group
CITZ	CFS Bancorp, Inc. of Munster IN	$11.40	$121.75	$0.71	$12.34	15.20	x	92.38%	10.20%	93.21%	16.06	x	$0.48	4.21%	64.00%	$1,194	11.04%	10.95%	2.62%	0.67%	6.16%	0.64%	5.83%
CFFC	Community Financial Corp. of VA	$8.45	$36.64	$0.89	$8.93	9.60	x	94.62%	7.46%	94.62%	9.49	x	$0.26	3.08%	29.55%	$491	7.88%	7.88%	0.33%	0.79%	9.85%	0.80%	9.97%
FCAP	First Capital, Inc. of IN	$14.00	$39.40	$1.17	$16.62	11.02	x	84.24%	8.65%	95.96%	11.97	x	$0.72	5.14%	56.69%	$456	10.26%	9.12%	1.41%	0.79%	7.90%	0.73%	7.28%
FCLF	First Clover Leaf Fin. Corp. of IL	$8.96	$73.27	$0.28	$10.38	32.00	x	86.32%	17.85%	98.90%	32.00	x	$0.24	2.68%	NM	$410	20.68%	18.54%	0.69%	0.59%	2.55%	0.59%	2.55%
FFBH	First Federal Bancshares of AR	$8.22	$39.85	$0.80	$15.27	11.11	x	53.83%	4.81%	53.85%	10.28	x	$0.64	7.79%	NM	$829	8.93%	8.93%	5.54%	0.44%	4.84%	0.48%	5.23%
GSLA	GS Financial Corp. of LA	$15.00	$19.29	$0.39	$21.87	28.30	x	68.59%	9.62%	68.59%	38.46	x	$0.40	2.67%	NM	$201	14.03%	14.03%	1.62%	0.38%	2.47%	0.28%	1.82%
HMNF	HMN Financial, Inc. of MN	$15.60	$65.02	$2.14	$23.85	6.84	x	65.41%	5.89%	68.03%	7.29	x	$1.00	6.41%	43.86%	$1,105	9.00%	8.68%	2.56%	0.85%	9.81%	0.79%	9.21%
JFBI	Jefferson Bancshares Inc. of TN	$8.25	$51.22	$0.22	$11.67	37.50	x	70.69%	15.34%	70.69%	37.50	x	$0.24	2.91%	NM	$334	21.70%	21.70%	0.25%	0.41%	1.86%	0.41%	1.86%
LBCP	Liberty Bancorp, Inc. of MO	$8.02	$32.12	$0.45	$11.04	16.04	x	72.64%	9.56%	72.64%	17.82	x	$0.10	1.25%	20.00%	$336	13.16%	13.16%	1.65%	0.61%	4.17%	0.55%	3.75%
TSH	Teche Holding Corp. of N. Iberia LA	$30.75	$64.94	$3.44	$31.95	8.97	x	96.24%	8.60%	101.96%	8.94	x	$1.38	4.49%	40.23%	$756	8.93%	8.47%	0.54%	0.99%	10.83%	1.00%	10.87%

(1)	Average of High/Low or Bid/Ask price per share.

(2)	EPS (estimate core basis) is based on actual trailing 12 month data, adjusted to omit non-operating items on a tax-effected basis, and is shown on a pro forma basis where appropriate.

(3)	P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/Core = Price to core earnings.

(4)	Indicated 12 month dividend, based on last quarterly dividend declared.

(5)	Indicated 12 month dividend as a percent of trailing 12 month estimated core earnings.

(6)	ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing 12 month common earnings and average common equity and total assets balances.

(7)	Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source:	Corporate reports, offering circulars, and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

RP® Financial, LC.

Board of Directors

July 18, 2008

earnings. In applying the P/B approach, we considered both reported book value and tangible book value. Based on the $67.5 million midpoint value, the Bank’s P/B and P/TB ratios both equaled 62.31%. In comparison to the average P/B and P/TB ratios indicated for the Peer Group of 78.50% and 81.84%, respectively, Home Bank’s updated ratios were discounted by 20.6% and 23.9% (versus discounts of 29.0% and 31.7% from the average Peer Group’s P/B and P/TB ratios as indicated in the Original Appraisal). In comparison to the median P/B and P/TB ratios indicated for the Peer Group of 78.44% and 82.93%, respectively, Home Bank’s updated ratios were discounted by 20.6% and 24.9% (versus discounts of 24.5% and 32.1% from the Peer Group’s median P/B and P/TB ratios as indicated in the Original Appraisal). At the top of the super range, the Bank’s P/B and P/TB ratios both equaled 70.13%. In comparison to the Peer Group’s average P/B and P/TB ratios, the Bank’s P/B and P/TB ratios at the top of the super range reflected discounts of 10.7% and 14.3%, respectively (versus discounts of 20.6% and 23.5% as indicated in the Original Appraisal). In comparison to the Peer Group’s median P/B and P/TB ratios, the Bank’s P/B and P/TB ratios at the top of the super range reflect discounts of 10.6% and 15.4%, respectively (versus discounts of 15.5% and 24.1% as indicated in the Original Appraisal). RP Financial considered the discounts under the P/B approach to be reasonable, given the nature of the calculation of the P/B ratio which mathematically results in a ratio discounted to book value and the resulting premium pricing ratios indicated under the earnings approach.

In addition to the fundamental analysis applied to the Peer Group, RP Financial utilized a technical analysis of recent mutual holding company offerings. As indicated in the Original Appraisal, the pricing characteristics of recent conversion company offerings are not the primary determinate of value. Consistent with the Original Appraisal, particular focus was placed on the P/TB approach in this analysis, since the P/E multiples do not reflect the actual impact of reinvestment and the source of the conversion funds (i.e., external funds versus deposit withdrawals). Malvern Federal’s mutual holding company offering was the only conversion offering completed during the past three months. In comparison to Malvern Federal’s closing fully-converted P/TB ratio of 63.7%, Home Bank’s P/TB ratio of 62.3% at the midpoint value reflects an implied discount of 2.2% and at the top of the super range reflects an implied premium of 10.0%. The most recent standard conversion offering completed, which did not include a simultaneous acquisition, was completed by Danvers Bancorp of Massachusetts on January 10, 2008. Danvers Bancorp’s closing P/TB was 82.3%. In comparison to Danvers Bancorp’s closing pro forma P/TB ratio, the Bank’s P/TB ratio of 62.3% at the midpoint value reflects an implied discount of 24.3% and at the top of the super range the discount narrows to 14.8% based on the Bank’s pro forma P/TB ratio of 70.1%. As of July 18, 2008, Danvers Bancorp’s stock closed 14.1% above its IPO price.

RP® Financial, LC.

Board of Directors

July 18, 2008

3. P/A Approach. P/A ratios are generally not as a reliable indicator of market value, as investors do not place significant weight on total assets as a determinant of market value. Investors place significantly greater weight on book value and earnings — which have received greater weight in our valuation analysis. At the $67.5 million midpoint value value, Home Bank’s pro forma P/A ratio equaled 13.34%. In comparison to the Peer Group’s average P/A ratio of 9.80%, Home Bank’s P/A ratio indicated a premium of 36.1% (versus a premium of 32.3% at the midpoint valuation in the Original Appraisal). In comparison to the Peer Group’s median P/A ratio of 9.10%, Home Bank’s updated P/A ratio at the midpoint indicated a premium of 46.6% (versus a premium of 39.6% at the midpoint valuation in the Original Appraisal).

Valuation Conclusion

We have concluded that the Bank’s estimated pro forma market value should be decreased since the date of the Original Appraisal. Accordingly, it is our opinion that, as of July 18, 2008, the estimated aggregate pro forma market value of the shares to be issued immediately following the conversion equaled $67,500,000 at the midpoint, equal to 6,750,000 shares offered at a per share value of $10.00. Pursuant to conversion guidelines, the 15% valuation range indicates a minimum value of $57,375,000 and a maximum value of $77,625,000. Based on the $10.00 per share offering price determined by the Board, this valuation range equates to total shares outstanding of 5,737,500 at the minimum and 7,762,500 at the maximum. In the event the appraised value is subject to an increase, the aggregate pro forma market value may be increased up to a supermaximum value of $89,268,750 without a resolicitation. Based on the $10.00 per share offering price, the supermaximum value would result in total shares outstanding of 8,926,875. The pro forma valuation calculations relative to the Peer Group are shown in Table 5 and are detailed in Exhibit 3 and Exhibit 4.

Respectfully submitted, RP® FINANCIAL, LC.

/s/ Ronald S. Riggins
Ronald S. Riggins President and Managing Director

/s/ Gregory E. Dunn
Gregory E. Dunn Director

EXHIBITS

RP Financial, LC.

LIST OF EXHIBITS

Exhibit Number	Description

1	Stock Prices: As of July 18, 2008

2	Peer Group Core Earnings Analysis

3	Pro Forma Analysis Sheet

4	Pro Forma Effect of Conversion Proceeds

5	Firm Qualifications Statement

EXHIBIT 1

Stock Prices

As of July 18, 2008

RP FINANCIAL, LC.

Financial Services Industry Consultants

1700 North Moore Street, Suite 2210

Arlington, Virginia 22209

(703) 528-1700

Exhibit 1 Weekly Thrift Market Line—Part One Prices As Of July 18, 2008

Market Capitalization Price Change Data Current Per Share Financials

Shares Market 52 Week (1)% Change From Trailing 12 12 Mo. Book Tangible Book

Financial Institution Price/ Share(1) Outst-anding Capital-ization(9) High Low Last Week Last Week 52 Wks Ago(2) MostRcnt YrEnd(2) Mo. EPS(3) Core EPS(3) Value/ Share Value/ Share(4) Assets/ Share

($)(000)($Mil)($)($)($)(%)(%)(%)($)($)($)($)($)

Market Averages. All Public Companies (no MHC)

All Public Companies(123) 11.43 28,970 378.9 19.25 9.60 11.20 5.66 -29.74 -20.16 0.36 0.34 14.94 13.28 164.70

NYSE Traded Companies(13) 9.70 127,887 1,516.5 26.82 6.82 8.50 23.17 -47.04 -35.34 -1.48 -1.53 19.23 15.48 243.40

AMEX Traded Companies(2) 15.76 5,774 36.1 26.42 14.60 15.49 16.95 -60.96 -40.67 0.84 0.87 17.95 17.06 214.53

NASDAQ Listed OTC Companies(108) 11.52 19,905 276.1 18.39 9.77 11.38 3.76 -27.47 -18.31 0.53 0.51 14.47 13.00 156.17

California Companies(9) 6.96 9,751 52.6 29.90 4.72 6.50 18.53 -57.10 -46.62 -1.51 -1.58 21.27 21.12 285.15

Florida Companies(5) 2.86 26,324 50.4 13.47 1.88 2.84 52.93 -79.02 -57.35 -0.94 -0.82 10.11 9.55 175.32

Mid-Atlantic Companies(34) 13.88 58,405 855.3 18.76 11.43 13.46 2.12 -13.40 -5.19 0.65 0.70 13.46 11.42 155.13

Mid-West Companies(37) 10.44 9,855 82.6 19.57 8.88 10.35 4.54 -39.31 -28.55 0.34 0.25 15.49 14.00 173.90

New England Companies(18) 13.32 37,079 543.7 17.20 11.62 13.13 1.27 -13.96 -6.87 0.54 0.55 15.20 12.79 127.86

North-West Companies(5) 9.72 26,963 375.3 17.85 8.21 9.57 -0.13 -37.08 -29.95 0.79 0.76 12.41 11.00 100.18

South-East Companies(10) 13.32 5,459 68.0 20.60 11.79 13.26 1.55 -25.09 -15.54 0.99 0.98 16.45 15.59 145.33

South-West Companies(3) 4.84 21,975 61.8 13.67 3.61 4.64 12.05 -51.36 -46.88 -0.47 -0.57 15.46 11.30 236.08

Western Companies (Excl CA)(2) 11.42 12,334 133.2 19.22 10.40 10.80 5.34 -36.90 -18.35 0.91 0.82 13.61 13.61 168.74

Thrift Strategy(116) 11.28 22,451 310.0 18.75 9.50 11.09 5.38 -28.39 -19.08 0.35 0.32 14.82 13.22 161.63

Mortgage Banker Strategy(4) 6.18 141,526 1,058.0 21.56 4.85 5.99 11.96 -69.29 -52.55 -0.35 -0.42 14.46 11.25 198.66

Real Estate Strategy(l) 6.81 7,774 52.9 16.14 5.00 6.45 5.58 -48.64 -38.92 0.26 0.23 9.21 9.21 111.90

Diversified strategy(2) 32.32 169,773 2,937.7 43.72 26.98 30.08 8.19 -14.42 -5.27 2.57 2.83 25.43 23.02 290.19

Companies Issuing Dividends(98) 12.28 27,737 407.2 19.83 10.35 12.02 5.30 -27.34 -18.15 0.60 0.59 15.03 13.36 164.71

Companies Without Dividends(25) 7.59 34,549 250.9 16.64 6.22 7.52 7.28 -40.57 -29.29 -0.75 -0.77 14.56 12.92 164.65

Equity/Assets <6%(13) 7.18 29,479 283.2 16.96 5.09 6.14 33.60 -58.59 -44.07 -0.16 -0.19 12.94 11.32 252.45

Equity/Assets 6-12%(74) 11.94 24,433 299.9 21.99 10.13 11.79 3.95 -36.19 -25.27 0.49 0.46 16.02 14.48 195.26

Equity/Assets >12%(36) 11.62 38,029 566.5 14.36 9.83 11.46 1.15 -8.40 -2.97 0.25 0.26 13.33 11.41 77.62

Actively Traded Companies(9) 14.98 74,764 733.2 24.00 12.78 14.52 4.76 -30.86 -21.18 0.76 0.75 16.49 14.75 211.00

Market Value Below $20 Million(14) 6.39 4,729 13.7 14.36 5.04 6.14 9.99 -52.56 -38.29 -0.62 -0.70 13.13 11.60 164.67

Holding Company Structure(117) 11.41 30,201 395.9 19.45 9.58 11.14 6.19 -30.31 -20.83 0.36 0.34 15.04 13.35 165.00

Assets over $1 Billion(55) 12.12 60,842 816.7 21.87 9.71 11.51 12.24 -28.92 -21.42 0.21 0.17 15.57 12.97 182.15

Assets $500 Million-$1 Billion(36) 11.59 6,001 59.7 19.91 10.23 11.65 1.46 -37.76 -25.91 0.52 0.55 15.69 14.29 179.35

Assets $250-$500 Million(23) 9.79 4,241 39.5 13.90 8.45 9.91 -1.26 -23.54 -12.26 0.58 0.54 12.65 12.08 121.50

Assets less than $250 Million(9) 11.20 1,874 19.5 15.90 9.57 11.09 2.62 -19.82 -11.68 0.03 0.00 14.48 14.33 122.80

Goodwill Companies(81) 12.02 40,421 552.0 20.60 10.00 11.68 6.95 -31.97 -23.24 0.52 0.51 15.61 13.01 179.18

Non-Goodwill Companies(42) 10.40 8,796 73.9 16.88 8.90 10.35 3.39 -25.81 -14.75 0.08 0.05 13.77 13.77 139.18

Acquirors of FSLIC Cases(4) 8.57 30,049 399.6 27.87 6.44 7.75 22.69 -44.35 -30.02 -2.96 -3.01 18.16 17.47 213.40

(1)	Average of high/low or bid/ask price per share.

(2) Or since offering price if converted or first listed in the past 52 weeks. Percent change figures are actual year-to-date and are not annualized

(3)	EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)	Excludes intangibles (such as goodwill, value of core deposits, etc.).

(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.

(6)	Annualized, based on last regular quarterly cash dividend announcement.
(7)	Indicated dividend as a percent of trailing twelve month earnings.
(8)	Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

(9)	For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

* Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: SNL Financial, LC. and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2008 by RP Financial, LC.

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

Exhibit 1 (continued)
Weekly Thrift Market Line - Part One
Prices As Of July 18, 2008

Financial Institution	Market Capitalization: Price/ Share(1) ($)	Shares Outst- anding (000)	Market Capital- ization(9) ($Mil)	Price Change Data: 52 Week (1) High ($)	52 Week (1) Low ($)	Last Week ($)	% Change From: Last Week (%)	52 Wks Ago(2) (%)	MostRcnt YrEnd(2) (%)	Current Per Share Financials: Trailing 12 Mo. EPS(3) ($)	12 Mo. Core EPS(3) ($)	Book Value/ Share ($)	Tangible Book Value/ Share(4) ($)	Assets/ Share ($)
Market Averages. MHC Institutions														
All Public Companies(41)	11.15	28,597	138.7	14.57	9.43	11.01	1.65	-14.83	-5.96	0.25	0.23	8.00	7.51	64.19
AMEX Traded Companies(1)	8.05	2,299	8.0	20.00	7.53	7.80	3.21	-26.48	4.82	0.44	0.42	9.01	9.01	57.73
NASDAQ Listed OTC Companies(40)	11.22	29,254	142.0	14.43	9.48	11.09	1.61	-14.54	-6.23	0.24	0.23	7.97	7.48	64.35
California Companies(1)	9.59	13,830	47.7	14.99	7.61	9.12	5.15	-31.25	-4.96	0.28	0.28	6.76	6.45	62.44
Mid-Atlantic Companies(24)	11.02	23,839	120.0	14.28	9.51	11.03	-0.32	-10.92	-3.18	0.30	0.27	8.08	7.57	62.93
Mid-West Companies(8)	12.81	58,665	278.5	16.46	10.50	12.57	2.37	-20.13	-9.63	0.14	0.16	8.50	7.83	67.65
New England Companies(5)	9.82	13,534	60.8	11.82	8.06	9.21	7.21	-13.45	-3.58	0.23	0.21	7.68	7.35	66.36
South-East Companies(2)	8.03	12,156	29.9	14.98	6.42	7.86	6.70	-42.08	-30.33	0.15	0.16	6.34	6.20	57.92
South-West Companies(1)	15.30	25,219	168.8	18.87	13.75	15.03	1.80	-2.24	-7.44	0.22	0.17	8.11	8.07	70.17
Thrift Strategy(41)	11.15	28,597	138.7	14.57	9.43	11.01	1.65	-14.83	-5.96	0.25	0.23	8.00	7.51	64.19
Companies Issuing Dividends(29)	11.33	27,608	131.0	15.21	9.66	11.17	1.96	-17.73	-8.36	0.30	0.27	7.88	7.34	65.01
Companies Without Dividends(12)	10.69	30,987	157.4	13.02	8.89	10.61	0.92	-7.81	-0.17	0.12	0.15	8.29	7.93	62.22
Equity/Assets 6-12%(19)	12.00	15,750	105.4	16.08	10.16	11.96	0.96	-19.69	-7.73	0.32	0.31	8.53	7.89	88.03
Equity/Assets >12%(22)	10.41	39,692	167.5	13.26	8.80	10.19	2.25	-10.63	-4.43	0.18	0.16	7.54	7.19	43.60
Market Value Below $20 Million(3)	8.35	2,257	7.9	16.68	7.81	8.23	1.60	-29.86	-15.09	0.47	0.42	9.85	8.88	115.03
Holding Company Structure(38)	11.22	29,480	144.4	14.65	9.48	11.11	1.39	-14.59	-6.06	0.25	0.23	8.11	7.59	65.61
Assets Over $1 Billion(12)	15.67	74,972	388.2	18.14	12.40	15.27	2.60	1.56	4.17	0.26	0.26	8.29	7.70	60.30
Assets $500 Million-$1 Billion(10)	9.91	14,033	54.2	13.51	8.54	9.59	4.51	-19.51	-8.48	0.20	0.20	7.63	7.21	65.47
Assets $250-$500 Million(18)	8.99	7,232	26.6	12.47	8.06	9.12	-0.65	-22.50	-11.92	0.26	0.22	7.95	7.48	66.43
Assets less than $250 Million(1)	8.05	2,299	8.0	20.00	7.53	7.80	3.21	-26.48	4.82	0.44	0.42	9.01	9.01	57.73
Goodwill Companies(21)	10.58	36,316	154.6	14.19	9.06	10.30	3.32	-15.97	-9.46	0.29	0.25	7.91	6.97	66.21
Non-Goodwill Companies(20)	11.74	20,492	122.1	14.96	9.82	11.75	-0.10	-13.63	-2.29	0.21	0.21	8.09	8.09	62.07
MHC Institutions(41)	11.15	28,597	138.7	14.57	9.43	11.01	1.65	-14.83	-5.96	0.25	0.23	8.00	7.51	64.19
MHC Converted Last 3 Months(1)	10.46	6,153	29.0	11.20	10.23	10.70	-2.24	4.60	4.60	0.32	0.32	10.81	10.81	91.68

(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in the past 52 weeks. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

* Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: SNL Financial, LC. and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2008 by RP Financial, LC.

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

Exhibit 1 (continued)
Weekly Thrift Market Line - Part One
Prices As Of July 18, 2008

		Market Capitalization			Price Change Data						Current Per Share Financials				
					52 Week (1)			% Change From							
	Financial Institution	Price/ Share(1) ($)	Shares Outst- anding (000)	Market Capital- ization(9) ($Mil)	High ($)	Low ($)	Last Week ($)	Last Week (%)	52 Wks Ago(2) (%)	MostRcnt YrEnd(2) (%)	Trailing 12 Mo. EPS(3) ($)	12 Mo. Core EPS(3) ($)	Book Value/ Share ($)	Tangible Book Value/ Share(4) ($)	Assets/ Share ($)
	NYSE Traded Companies														
AF	Astoria Financial Corp. of NY*	22.36	95,936	2,145.1	29.99	16.65	18.75	19.25	-10.06	-3.91	1.23	1.34	12.83	10.90	223.63
BFF	BFC Financial Corp. of FL(8)*	0.58	45,109	26.2	3.65	0.45	0.55	5.45	-82.99	-61.59	-0.17	-0.34	3.61	2.07	157.59
BBX	BankAtlantic Bancorp Inc of FL*	1.68	56,105	94.3	9.60	0.81	1.20	40.00	-78.52	-59.02	-0.92	-0.96	7.73	6.39	113.91
DSL	Downey Financial Corp. of CA*	2.98	27,854	83.0	63.17	1.06	1.69	76.33	-95.20	-90.42	-12.46	-12.74	39.15	39.15	471.43
FED	FirstFed Financial Corp. of CA*	6.64	13,677	90.8	58.74	2.91	4.91	35.23	-88.19	-81.46	-0.68	-0.76	42.91	42.88	517.76
FBC	Flagstar Bancorp, Inc. of MI*	3.84	72,337	277.8	13.24	2.63	2.84	35.21	-67.70	-44.91	-0.80	-1.52	9.73	9.73	220.13
GFG	Guaranty Financial Group of TX*	3.68	37,302	137.3	16.78	2.96	4.19	-12.17	-75.47	-77.00	-0.21	-0.21	23.91	19.38	440.27
IDMC	IndyMac Bancorp, Inc. of CA(8)*	0.14	87,827	12.3	29.91	0.25	0.28	-50.00	-99.51	-97.65	-9.69	-5.74	10.92	9.52	367.82
NYB	New York Community Bcrp of NY*	18.41	324,953	5,982.4	20.70	14.44	17.14	7.41	5.32	4.72	0.88	1.14	12.80	4.97	95.12
NAL	NewAlliance Bancshares of CT*	13.70	108,590	1,487.7	15.62	9.50	12.46	9.95	-2.35	18.92	0.25	0.41	13.03	7.70	75.35
PFB	PFF Bancorp, Inc. of Pomona CA(8)*	1.08	22,625	24.4	20.00	0.61	0.76	42.11	-94.42	-91.03	-9.96	-9.65	5.50	5.44	181.32
PFS	Provident Fin. Serv. Inc of NJ*	15.59	59,674	930.3	17.99	11.62	14.68	6.20	3.59	8.11	0.63	0.58	16.77	8.06	106.57
SOV	Sovereign Bancorp, Inc. of PA*	8.16	482,443	3,936.7	22.35	5.58	7.14	14.29	-61.80	-28.42	-2.72	-2.53	13.43	5.61	169.79
	AMEX Traded Companies														
FDT	Federal Trust Corp. of FL*	0.77	9,436	7.3	7.33	0.30	0.58	32.76	-89.51	-62.80	-1.75	-1.71	3.95	3.95	71.31
GOV	Gouverneur Bcp MHC of NY(43.0)	8.05	2,299	8.0	20.00	7.53	7.80	3.21	-26.48	4.82	0.44	0.42	9.01	9.01	57.73
TSH	Teche Hlding Cp of N Iberia LA*	30.75	2,112	64.9	45.50	28.90	30.40	1.15	-32.42	-18.54	3.43	3.44	31.95	30.16	357.75
	NASDAQ Listed OTC Companies														
ABBC	Abington Bancorp, Inc. of PA*	9.24	24,450	225.9	10.98	8.44	9.30	-0.65	-4.84	-1.70	0.31	0.31	10.23	10.23	45.32
ALLB	Alliance Bank MHC of PA (43.6)	7.48	7,043	23.0	9.75	6.89	8.45	-11.48	-18.70	2.33	0.10	0.13	7.10	7.10	60.79
ASBI	Ameriana Bncp of New Castle IN*	8.71	2,989	26.0	10.50	7.01	8.49	2.59	-11.48	2.47	0.53	0.52	11.18	10.90	148.98
ABNJ	American Bncrp of NJ Inc of NJ*	9.73	11,143	108.4	11.32	9.50	9.76	-0.31	-5.44	-3.95	0.01	0.01	8.38	8.38	56.04
ABCW	Anchor BanCorp Wisconsin of WI*	7.18	21,348	153.3	29.10	5.50	6.66	7.81	-69.52	-69.47	1.46	1.23	16.17	12.52	241.22
ACFC	Atl Cst Fed Cp of GA MHC(35.9)	7.04	13,625	34.5	15.50	4.69	5.71	23.29	-51.35	-40.74	0.03	0.03	6.57	6.37	70.50
BCSB	BCSB Bancorp, Inc. of MD*	10.10	3,121	31.5	19.66	10.05	10.05	0.50	-38.19	-15.20	-0.78	-0.06	16.53	15.73	204.54
BKMU	Bank Mutual Corp of WI*	11.47	48,202	552.9	12.32	9.60	10.74	6.80	2.05	8.51	0.36	0.33	8.78	7.64	73.60
BFIN	BankFinancial Corp. of IL*	14.11	21,989	310.3	16.67	12.70	13.86	1.80	-6.12	-10.81	0.40	0.42	13.17	11.81	67.08
BKUNA	BankUnited Fin. Corp. of FL*	2.00	35,644	71.3	19.69	0.35	0.77	159.74	-89.24	-71.01	-1.75	-1.23	19.63	18.83	402.43
BFED	Beacon Federal Bancorp of NY*	9.72	7,396	71.9	12.26	9.20	9.83	-1.12	-2.80	-2.80	0.40	0.47	15.14	15.14	127.70
BNCL	Beneficial Mut MHC of PA(44.3)	11.98	82,264	436.9	12.00	8.31	11.50	4.17	25.45	23.25	0.03	0.05	7.46	5.79	44.96
BFBC	Benjamin Frkln Bncrp Inc of MA*	11.52	7,671	88.4	14.98	11.32	11.78	-2.21	-16.28	-12.26	0.54	0.52	13.95	9.25	124.96
BHLB	Berkshire Hills Bancorp of MA*	24.48	10,475	256.4	33.00	19.50	22.93	6.76	-20.39	-5.85	1.40	1.74	31.38	13.97	243.09
BOFI	Bofi Holding, Inc. Of CA*	6.86	8,288	56.9	8.19	5.20	7.30	-6.03	-5.38	-4.06	0.36	0.26	8.67	8.67	133.94
BYFC	Broadway Financial Corp. of CA*	9.20	1,759	16.2	11.20	3.50	7.50	22.67	-15.44	5.87	0.85	0.84	11.37	11.37	216.60
BRKL	Brookline Bancorp, Inc. of MA*	10.03	58,369	585.4	13.49	8.76	9.78	2.56	-8.57	-1.28	0.27	0.28	8.70	7.86	42.05
BFSB	Brooklyn Fed MHC of NY (30.0)	13.15	13,233	52.3	14.78	11.65	12.56	4.70	-10.85	-0.53	0.39	0.37	6.54	6.54	31.71
CITZ	CFS Bancorp, Inc of Munster IN*	11.40	10,680	121.8	14.94	8.86	9.60	18.75	-19.43	-22.40	0.75	0.71	12.34	12.23	111.80
CMSB	CMS Bancorp Inc of W Plains NY*	10.25	1,973	20.2	11.00	8.25	9.85	4.06	-4.74	-0.97	-0.51	-0.51	11.82	11.82	91.29
CBNJ	Cape Bancorp, Inc. of NJ*	9.09	13,314	121.0	10.15	8.75	9.25	-1.73	-9.10	-9.10	-0.09	-0.09	14.00	9.85	87.20
CFFN	Capitol Fd Fn MHC of KS (29.5)	39.11	74,064	855.4	41.45	27.63	38.52	1.53	12.48	26.16	0.46	0.46	11.73	11.73	108.48
CARV	Carver Bancorp, Inc. of NY*	8.75	2,482	21.7	16.85	7.69	8.30	5.42	-45.31	-35.47	1.60	1.40	21.91	19.13	320.89
CEBK	Central Bncrp of Somerville MA*	12.00	1,640	19.7	25.00	9.17	11.00	9.09	-50.88	-40.45	0.88	0.56	23.67	22.31	348.32
CFBK	Central Federal Corp. of OH*	3.60	4,468	16.1	6.82	3.07	3.75	-4.00	-45.70	-6.74	0.00	0.07	6.17	6.17	61.86
CHEV	Cheviot Fin Cp MHC of OH(38.8)	8.75	8,913	30.3	13.44	6.74	7.40	18.24	-34.55	-7.99	0.09	0.09	7.57	7.57	36.07
CBNK	Chicopee Bancorp, Inc. of MA*	12.03	6,967	83.8	14.70	10.70	11.63	3.44	-14.98	-7.10	0.18	0.12	14.43	14.43	69.08
CZWI	Citizens Comm Bncorp Inc of WI*	7.70	6,763	52.1	9.65	7.00	7.50	2.67	-15.66	-12.20	0.21	0.21	11.13	10.12	62.94
CTZN	Citizens First Bancorp of MI*	4.36	7,945	34.6	20.13	3.64	3.74	16.58	-77.16	-64.47	0.14	0.16	21.21	19.70	263.90
CSBC	Citizens South Bnkg Corp of NC*	7.85	7,553	59.3	12.99	7.11	8.15	-3.68	-37.80	-22.51	0.69	0.74	11.21	7.12	102.82
CSBK	Clifton Svg Bp MHC of NJ(38.5)	10.25	27,307	107.8	11.96	8.85	10.03	2.19	-2.75	4.59	0.09	0.09	6.31	6.31	32.92
COBK	Colonial Bank MHC of NJ (45.1)	9.40	4,451	18.9	14.25	8.61	10.50	-10.48	-34.04	-7.39	0.25	0.28	9.03	9.03	108.31
CFFC	Community Fin. Corp. of VA*	8.45	4,336	36.6	11.20	6.03	6.37	32.65	-22.26	-6.01	0.88	0.89	8.93	8.93	113.29
DNBK	Danvers Bancorp, Inc. of MA*	11.41	17,843	203.6	12.15	9.40	11.30	0.97	14.10	14.10	-0.24	-0.32	13.04	13.02	88.53
DCOM	Dime Community Bancshare of NY*	17.23	33,873	583.6	19.31	10.70	15.98	7.82	36.31	34.93	0.67	0.67	7.97	6.33	107.47
ESBF	ESB Financial Corp. of PA*	9.50	12,242	116.3	11.31	8.50	9.35	1.60	-11.63	-5.00	0.63	0.63	11.00	7.42	156.84
ESSA	ESSA Bancorp, Inc. of PA*	12.85	16,981	218.2	12.96	9.56	12.65	1.58	17.24	14.22	-0.23	-0.23	12.33	12.33	56.99
ESBK	Elmira Svgs Bank, FSB of NY*	13.00	1,918	24.9	21.20	10.02	14.50	-10.34	-35.00	-27.05	0.91	0.68	16.64	9.57	245.41
FFDF	FFD Financial Corp of Dover OH*	12.73	1,070	13.6	17.50	11.35	11.99	6.17	-20.24	-12.21	1.27	1.18	17.00	17.00	168.13
FFCO	FedFirst Fin MHC of PA (43.9)	6.69	6,479	19.0	9.45	5.41	5.90	13.39	-26.08	-25.83	-0.11	-0.13	6.70	6.53	50.28
FSBI	Fidelity Bancorp, Inc. of PA*	11.84	3,025	35.8	17.74	11.41	12.40	-4.52	-29.31	-9.34	1.28	1.31	15.67	14.77	244.31

RP FINANCIAL, LC. Financial Services Industry Consultants 1700 North Moore Street, Suite 2210 Arlington, Virginia 22209 (703) 528-1700

Exhibit 1 (continued) Weekly Thrift Market Line—Part One Prices As Of July 18, 2008

Current Per Share Financials

Market Capitalization Price Change Data

Financial Institution Price/ Share (1) Shares Outstanding Market Capitalization (9) 52 Week (1) Last Week% Change From Trailing

12 Mo.

EPS (3) 12 Mo.

Core

EPS (3) Book

Value/

Share Tangible Book

value/

Share (4) Assets/

Share

High Low Last Week 52 Wks Ago (2) MostRcnt YrEnd (2)

($)(000)($Mil)($)($)($)(%)(%)(%)($)($)($)($)($)

NASDAQ Listed OTC Companies (continued)

FABK First Advantage Bancorp of TN* 10.95 4,769 52.2 12.97 10.02 11.70 -6.41 9.50 3.20 0.10 0.09 16.90 16.90 60.06

FBTC First BancTrust Corp of IL* 6.73 2,186 14.7 11.80 6.53 7.71 -12.71 -40.96 -36.75 0.56 0.44 12.42 11.87 155.48

FBSI First Bancshares, Inc. of MO* 13.67 1,551 21.2 18.40 11.57 13.31 2.70 -17.15 -19.45 0.19 0.10 17.71 17.55 160.55

FCAP First Capital, Inc. of IN* 14.00 2,814 39.4 17.15 12.84 13.00 7.69 -17.60 -15.15 1.27 1.17 16.62 14.59 161.92

FCLF First Clover Leaf Fin Cp of IL* 8.96 8,177 73.3 11.62 8.16 8.81 1.70 -16.26 -11.72 0.28 0.28 10.38 9.06 50.19

FCFL First Community Bk Corp of FL* 6.98 4,111 28.7 17.24 6.05 8.81 -20.77 -58.82 -36.55 0.65 0.63 9.14 9.03 113.62

FDEF First Defiance Fin. Corp of OH* 15.42 8,111 125.1 29.00 14.16 14.55 5.98 -41.52 -29.97 1.69 1.50 24.02 15.73 232.53

FFNM First Fed of N. Michigan of MI* 6.34 2,884 18.3 9.17 4.50 5.45 16.33 -21.24 -13.74 -0.47 -0.47 11.26 10.09 84.87

FFBH First Fed. Bancshares of AR* 8.22 4,848 39.9 23.14 6.67 8.24 -0.24 -64.95 -41.70 0.74 0.80 15.27 15.27 171.01

FFSX First Federal Bankshares of IA* 3.45 3,304 11.4 19.00 1.85 2.30 50.00 -81.25 -75.44 -0.13 -0.12 17.46 11.87 180.79

FFNW First Fin NW, Inc of Renton WA* 9.88 22,853 225.8 11.95 8.78 10.05 -1.69 -1.20 0.41 -0.19 -0.24 13.80 13.18 52.64

FFCH First Fin. Holdings Inc. of SC* 17.86 11,674 208.5 33.99 15.12 17.83 0.17 -43.08 -34.87 1.89 1.79 15.99 14.07 247.43

FFHS First Franklin Corp. of OH* 5.00 1,681 8.4 15.72 4.51 6.55 -23.66 -64.29 -50.00 0.25 0.17 15.25 15.25 192.25

FKFS First Keystone Fin., Inc of PA* 9.00 2,433 21.9 18.28 8.11 9.99 -9.91 -50.68 -4.86 0.27 0.24 14.76 14.76 213.54

FNFG First Niagara Fin. Group of NY* 14.30 109,703 1,568.8 15.13 9.98 13.44 6.40 12.60 18.77 0.77 0.67 13.06 5.69 82.66

FPTB First PacTrust Bancorp of CA* 11.60 4,342 50.4 26.35 10.44 11.99 -3.25 -51.67 -36.30 0.71 0.74 19.31 19.31 183.68

FPFC First Place Fin. Corp. of OH* 10.31 16,418 169.3 19.89 6.50 9.72 6.07 -40.75 -26.30 0.82 0.73 19.11 12.65 200.33

FFIC Flushing Fin. Corp. of NY* 16.94 21,343 361.6 20.31 12.51 17.14 -1.17 8.31 5.55 1.03 1.30 11.03 10.15 162.52

FXCB Fox Chase Bncp MHC of PA (43.1) 11.40 14,322 70.4 13.25 9.67 11.08 2.89 -11.97 0.00 0.14 0.18 8.62 8.62 60.43

FBTX Franklin Bank Corp of TX* 0.58 25,369 14.7 13.93 0.40 0.42 38.10 -95.76 -86.54 -1.53 -1.84 12.86 4.91 225.57

GSLA GS Financial Corp. of LA* 15.00 1,286 19.3 20.47 14.25 14.75 1.69 -26.61 -20.80 0.53 0.39 21.87 21.87 155.93

GCBC Green Co Bcrp MHC of NY (43.9) 12.09 4,110 21.8 14.51 10.50 13.62 -11.23 -3.90 0.33 0.55 0.55 8.96 8.96 92.36

HFFC HF Financial Corp. of SD* 14.69 3,957 58.1 18.15 14.50 14.60 0.62 -15.82 -3.04 1.36 1.13 16.56 15.31 269.87

HMNF HMN Financial, Inc. of MN* 15.60 4,168 65.0 35.25 14.82 15.57 0.19 -55.72 -36.46 2.28 2.14 23.85 22.93 265.06

HBNK Hampden Bancorp, Inc. of MA* 9.72 7,950 77.3 11.30 9.00 9.98 -2.61 -7.87 -2.70 0.21 0.18 13.05 13.05 65.96

HARL Harleysville Svgs Fin Cp of PA* 12.70 3,554 45.1 16.16 10.55 11.83 7.35 -19.37 160 0.96 0.96 12.77 12.77 228.43

HWFG Harrington West Fncl Grp of CA* 3.75 6,131 23.0 16.50 2.40 3.15 19.05 -76.52 -66.67 -0.15 0.04 6.96 5.96 202.91

HBOS Heritage Fn Gp MHC of GA (26.4) 9.01 10,686 25.4 14.46 8.15 10.00 -9.90 -32.81 -19.91 0.26 0.28 6.11 6.02 45.33

HIFS Hingham Inst. for Sav. of MA* 27.75 2,120 58.8 32.99 26.72 28.50 -2.63 -12.46 -6.38 2.28 2.28 26.39 26.39 357.65

HOME Home Federal Bancorp Inc of ID* 9.90 17,348 171.7 13.64 9.65 10.24 -3.32 -26.99 -1.39 0.27 0.23 11.84 11.84 44.28

HFBC HopFed Bancorp, Inc. of KY* 11.36 3,574 40.6 15.99 11.01 12.00 -5.33 -28.96 -22.93 1.28 1.16 16.02 13.94 227.37

HCBK Hudson City Bancorp, Inc of NJ* 18.39 518,859 9,541.8 19.78 11.45 17.81 3.26 58.13 22.44 0.60 0.60 9.08 8.77 90.14

IFSB Independence FSB of DC* 5.72 1,552 8.9 10.37 4.52 5.71 0.18 -43.37 -12.00 -1.47 -1.37 6.64 6.64 99.50

ISBC Investors Bcrp MHC of NJ(41.6) 14.51 107,999 651.5 15.80 11.46 13.15 10.34 11.62 2.62 0.14 0.13 7.59 7.59 54.81

JXSB Jcksnville Bcp MHC of IL(47.7) 10.00 1,988 9.5 13.50 9.00 10.00 0.00 -20.00 -18.37 0.44 0.42 11.70 10.32 151.64

JFBI Jefferson Bancshares Inc of TN* 8.25 6,208 51.2 11.85 8.17 9.23 -10.62 -29.49 -18.32 0.22 0.22 11.67 11.67 53.79

KFED K-Fed Bancorp MHC of CA (35.9) 9.59 13,830 47.7 14.99 7.61 9.12 5.15 -31.25 -4.96 0.28 0.28 6.76 6.45 62.44

KFFB KY Fst Fed Bp MHC of KY (41.6) 9.25 8,089 31.1 10.24 9.25 9.40 -1.60 -10.54 -6.57 0.10 0.10 7.46 5.60 31.34

KRNY Kearny Fin Cp MHC of NJ (27.9) 11.60 70,628 228.7 14.01 9.94 11.30 2.65 -9.16 -2.60 0.08 0.08 6.76 5.59 29.17

LSBX LSB Corp of No. Andover MA* 13.25 4,472 59.3 17.47 12.42 13.56 -2.29 -17.65 -17.19 0.87 0.98 13.79 13.79 151.07

LSBI LSB Fin. Corp. of Lafayette IN* 14.94 1,559 23.3 26.27 14.50 14.55 2.68 -43.67 -22.19 0.84 0.76 21.93 21.93 227.29

LPSB LaPorte Bancrp MHC of IN (47.3) 6.45 4,783 16.3 10.06 6.20 6.75 -4.44 -35.50 -4.44 0.03 0.25 9.99 7.90 77.75

LSBK Lake Snore Bnp MHC of NY (43.1) 7.19 6,394 19.8 10.90 6.34 7.88 -8.76 -29.92 -16.49 0.34 0.34 8.49 8.49 57.57

LEGC Legacy Bancorp, Inc. of MA* 11.01 9,105 100.2 14.84 10.45 11.50 -4.26 -26.01 -16.97 0.13 0.09 14.41 13.01 100.20

LBCP Liberty Bancorp, Inc. of MO* 8.02 4,005 32.1 11.05 4.50 8.85 -9.38 -24.34 -21.76 0.50 0.45 11.04 11.04 83.90

LABC Louisiana Bancorp, Inc. of LA* 12.55 6,346 79.6 13.33 9.85 12.65 -0.79 21.26 19.64 0.46 0.46 14.29 14.29 45.86

MFBC MFB Corp. of Mishawaka IN (8)* 28.76 1,388 39.9 36.68 24.40 28.45 1.09 -14.79 9.52 1.22 1.54 31.00 28.34 360.81

MSBF MSB Fin Corp MHC of NJ (45.0) 9.89 5,619 25.0 11.29 9.16 10.85 -8.85 -3.42 3.56 0.12 0.12 7.80 7.80 54.10

MGYR Magyar Bancorp MHC of NJ (44.7) 9.40 5,790 24.3 13.50 8.25 9.55 -1.57 -30.37 -11.74 0.02 0.02 8.52 8.52 87.05

MLVF Malvern Fed Bncp MHC PA (45.0) 10.46 6,153 29.0 11.20 10.23 10.70 -2.24 4.60 4.60 0.32 0.32 10.81 10.81 91.68

MASB MassBank Corp. of Reading MA (8)* 39.56 4,233 167.5 39.96 33.04 39.74 -0.45 19.08 8.62 1.38 1.71 25.53 25.27 189.01

MFLR Mayflower Bancorp, Inc. of MA* 9.81 2,092 20.5 13.77 9.25 10.74 -8.66 -18.25 -18.25 0.50 0.39 9.51 9.49 116.52

EBSB Meridian Fn Serv MHC MA (45.0) 9.63 23,000 99.7 10.40 8.21 9.53 1.05 -3.70 -3.70 -0.04 -0.04 8.85 8.85 45.82

CASH Meta Financial Group of ia* 25.99 2,596 67.5 42.00 15.86 26.75 -2.84 -35.78 -36.87 0.19 1.03 20.37 19.62 312.22

MFSF MutualFirst Fin. Inc. of IN* 10.22 4,118 42.1 19.44 9.41 9.63 6.13 -38.14 -26.69 1.07 1.01 21.07 17.39 233.15

NASB NASB Fin, Inc. of Grandview MO* 18.09 7,868 142.3 37.53 15.15 22.40 -19.24 -41.17 -31.43 1.48 0.41 19.21 18.85 196.67

NECB NE Comm Bncrp MHC of NY (45.0) 10.70 13,225 63.7 12.89 9.25 11.00 -2.73 -3.08 -9.55 0.93 -0.02 8.26 8.11 29.01

NHTB NH Thrift Bancshares of NH* 9.85 5,748 56.6 16.20 9.01 10.00 -1.50 -37.18 -20.56 0.85 0.82 12.89 7.62 144.21

NVSL Naug Vlly Fin MHC of CT (41.6) 8.00 7,159 23.8 11.40 7.75 7.76 3.09 -27.93 -15.79 0.22 0.21 7.03 7.00 68.75

NFSB Newport Bancorp, Inc. of RI* 11.80 4,564 53.9 13.25 10.01 11.80 0.00 -6.72 0.00 0.13 0.13 12.78 12.78 84.06

FFFD North Central Bancshares of IA* 20.50 1,340 27.5 40.49 18.80 21.50 -4.65 -48.75 -35.94 2.81 2.81 30.74 27.05 379.49

NFBK Northfield Bcp MHC of NY (45.0) 10.79 44,803 217.5 12.00 9.45 11.09 -2.71 7.90 -0.28 0.27 0.36 8.44 8.06 33.98

NWSB Northwest Bcrp MHC of PA (37.0) 22.66 48,454 406.0 30.16 20.05 21.65 4.67 -14.68 -14.72 1.04 1.09 12.81 9.06 141.42

OSHC Ocean Shr Hldg MHC of NJ (42.9) 9.00 8,336 32.2 11.99 8.20 9.34 -3.64 -24.94 -9.09 0.36 0.39 7.55 7.55 79.37

OCFC OceanFirst Fin. Corp of NJ* 20.27 12,362 250.6 21.16 14.05 19.85 2.12 23.30 28.21 0.85 0.90 9.97 9.97 154.14

RP FINANCIAL, LC. Financial Services Industry Consultants 1700 North Moore Street, Suite 2210 Arlington, Virginia 22209 (703) 528-1700

Exhibit 1 (continued) Weekly Thrift Market Line—Part One Prices As Of July 18, 2008

Price Change Data Current Per Share Financials

Market Capitalization 52 Week (1)% Change From

Financial Institution Price/ Share (1) Shares Outst- anding Market Capital- ization (9) High Low Last Week Last Week 52 Wks Ago (2) Most Rcnt YrEnd (2) Trailing

12	Mo. EPS (3) 12 Mo. Core EPS (3) Book Value/ Share Tangible Book Value/ Share (4) Assets/ Share

(S)(000)($Mil)($)($)($)(%)(*)(%)($)($)($)($)($)

NASDAQ Listed OTC Companies (continued)

ONFC Oneida Financl MHC of NY (44.6) 9.05 7,785 31.4 13.44 8.71 10.58 -14.46 -24.01 -5.83 0.41 0.37 7.55 4.28 69.71

ORIT Oritani Fin Cp MHC of NJ (32.0) 16.60 40,552 215.4 17.23 10.78 16.56 0.24 27.50 34.96 0.38 0.38 6.99 6.99 34.67

OSBK Osage Bancshares, Inc. of OK* 10.25 3,254 33.4 10.30 7.47 9.30 10.22 17.14 22.90 0.34 0.33 9.62 9.62 42.40

PSBH PSB Hldgs Inc MHC of CT (42.9) 9.22 6,531 25.8 10.57 7.57 8.76 5.25 -6.49 2.56 0.43 0 .40 7.66 6.47 74.28

PVFC PVF Capital Corp. of Solon OH* 6.81 7,774 52.9 16.14 5.00 6.45 5.58 -48.64 -38.92 0.26 0.23 9.21 9.21 111.90

PBCI Pamrapo Bancorp, Inc. of NJ* 15.25 4.976 75.9 22.29 13.02 14.50 5.17 -22.19 -24.50 0.83 0.83 11.76 11.76 131.05

PFED Park Bancorp of Chicago IL* 17.00 1,205 20.5 32.09 15.01 78.71 -9.14 -43.88 -30.61 -0.12 -0.07 24.85 24.85 186.05

PVSA Parkvale Financial Corp of PA* 23.47 5,580 131.0 30.00 21.46 22.31 5.20 -19.76 -15.42 2.57 2.61 23.35 17.87 332.76

PBHC Pathfinder BC MHC of NY (36.3) 7.00 2,484 6.3 16.55 6.89 6.89 1.60 -43.09 -31.71 0.52 0.41 8.85 7.30 135.73

PCBI Peoples Community Bcrp. of OH* 1.95 4,839 9.4 18.38 1.55 2.09 -6.70 -87.98 -86.11 -7.09 -7.21 10.82 7.44 180.16

PBCT Peoples United Financial of CT* 16.74 333,404 5,581.2 18.62 13.92 15.26 9.70 -3.63 -5.96 0.40 0.49 15.65 11.05 63.31

PROV Provident Fin. Holdings of CA* 7.69 6,208 47.7 25.17 7.51 8.97 -14.27 -67.30 -53.28 0.79 0.59 20.49 20.49 269.70

PBNY Provident NY Bncrp, Inc. of NY* 11.58 40,086 464.2 14.86 9.91 10.95 5.75 -6.54 -10.37 0.54 0.52 10.18 5.94 70.44

PBIP Prudential Bncp MHC PA (37.7) 10.76 11,088 45.0 13.75 10.00 10.00 7.60 -19.40 -13.57 0.13 0.22 6.80 6.80 43.13

PULB Pulaski Fin Cp of St. Louis MO* 8.94 10,094 90 .2 16.90 7.57 8.43 6.05 -40.00 -10.60 0.95 0.60 8.44 8.00 124.80

RPFG Rainier Pacific Fin Grp of WA* 8.36 6,359 53.2 17 .37 8.09 8.95 -6.59 -46.85 -43.55 0.69 0.69 13.22 12.68 138.22

RIVR River Valley Bancorp of IN* 14.50 1,640 23.8 20.00 13.75 14.01 3.50 -23.68 1.40 1.40 1.31 16.04 16.02 212.84

RVSB Riverview Bancorp, Inc. of wa* 6.05 10,924 66.1 15.82 4.52 6.50 -6.92 -58.13 -47.62 0.79 0.77 8.48 6.08 81.18

RCKB Rockville Fin MHC of CT (44.1) 13.73 19,110 115.6 15.45 9.75 12.94 6.11 -8.28 12.54 0.40 0.39 8.21 8.15 71.81

ROMA Roma Fin Corp MHC of NJ (27.9) 14.42 31,308 125.8 18.00 12.15 12.77 12.92 -2.24 -8.09 0.21 0.21 6.95 6.93 29.44

ROME Rome Bancorp, Inc. of Rome NY* 9.86 7,444 73.4 12.41 9.54 10.23 -3.62 -16.44 -14.78 0.39 0.39 8.79 8.79 43.32

SIFI SI Fin Gp Inc MHC of CT (38.6) 8.51 11,869 39.0 11.27 7.01 7.06 20.54 -20.84 -13.52 0.12 0.11 6.65 6.29 71.16

SVBI Severn Bancorp, Inc. of MD* 6.16 10,067 62.0 17.00 6.00 6.61 -6.81 -62.28 -36.43 0.97 0.96 9.62 9.59 95.60

SUPR Superior Bancorp of AL (8)* 7.16 10,053 72.0 40.00 6.01 8.05 -11.06 -81.90 -66.67 0.60 0.32 35.00 16.44 294.83

THRD TF Fin. Corp. of Newtown PA* 21.79 2,820 61.4 29.52 18.96 21.00 3.76 -27.68 -11.57 1.68 1.62 24.73 23.12 255.82

TFSL TFS Fin Corp MHC of OH (31.7) 11.15 332,.319 1,173.0 13.20 9.39 11.04 1.00 0.90 -6.62 0.09 0.09 6.08 6.05 31.48

TONE TierOne Corp. of Lincoln NE* 4.47 18,060 80.7 28.99 2.48 3.26 37.12 -84.38 -79.82 -4.58 -4.63 15.79 15.44 186.96

TSBK Timberland Bancorp, inc. of WA* 7.45 6,877 51.2 16.69 6.50 7.24 2.90 -51.84 -38.83 1.09 1.04 10.88 9.90 95.17

TRST TrustCo Bank Corp NY of NY* 8.18 75,675 619.0 11.67 6.81 7.79 5.01 -15.41 -17.54 0.48 0.48 3.21 3.20 44.90

UCBA United Comm Bncp MHC IN (41.1) 6.75 7,909 22.0 12.67 5.75 6.50 3.85 -44.76 -45.12 -0.10 -0.10 7.01 7.01 47.58

UCFC United Community Fin. of OH* 4.31 30,052 129.5 9.25 3.35 4.00 7.75 -52.79 -21.92 0.12 0.01 9.12 7.96 90.73

UBNK United Financial Bncrp of MA* 12.05 17,764 214.1 12.69 9.99 11.85 1.69 -5.27 8.56 0.31 0.32 12.86 12.84 64.92

UWBK United Western Bncp, Inc of CO* 12.94 7,319 94.7 24.79 11.14 11.35 14.01 -46.81 -35.30 1.54 1.41 15.38 15.38 293.19

VPFG Viewpoint Finl MHC of TX (43.8) 15.30 25,219 168.8 18.87 13.75 15.03 1.80 -2.24 -7.44 0.22 0.17 8.11 8.07 70.17

WSB WSB Holdings, Inc. of Bowie MD* 4.62 7,605 35.1 8.50 4.20 5.00 -7.60 -37.14 -12.00 0.22 0.18 8.25 8.25 61.09

WSFS WSFS Financial Corp. of DE* 47.90 6,141 294.2 68.81 40.04 44.90 6.68 -25.21 -4.58 4.74 5.16 35.21 34.99 517.07

WVFC WVS Financial Corp. of PA* 15.95 2,226 35.5 17.19 15 .80 16 .16 -1.30 -2.74 -2.92 1.79 1.79 14.33 14.33 197.13

WFSL Washington Federal, Inc. of WA* 16.86 87,801 1,480.3 27.44 13.17 15.10 11.66 -27.36 -20.13 1.56 1.55 15.67 13.18 133.70

WAUW Wauwatosa Hlds MHC of WI (26.2) 11.01 31,251 90.3 17.09 10.04 10.97 0.36 -29.10 -14.12 0.00 -0.06 6.48 6.48 56.88

WAYN Wayne Savings Bancshares of OH* 9.42 3,009 28.3 14.00 8.50 9.18 2.61 -29.44 -13.34 0.65 0.69 11.33 10.57 133.46

WFD Westfield Fin. Inc. of MA* 9.36 31,572 295.5 12.29 8.43 9.22 1.52 -3.01 -3.51 0.27 0.28 8.93 8.93 34.29

WFBC Willow Financial Bcp Inc of PA (8)* 8.45 15,668 132.4 12.83 6.00 8.06 4.84 -26.65 0.72 -2.44 -2.54 10.06 5.46 101.13

RP FINANCIAL, LC. Financial Services Industry Consultants 1700 North Moore Street, Suite 2210 Arlington, Virginia 22209 (703) 528-1700

Exhibit 1 Weekly Thrift Market Line—Part Two Prices As Of July 18, 2008

Key Financial Ratios Asset Quality Ratios Pricing Ratios Dividend Data(6)

Tang. Reported Earnings Core Earnings Price/ Price/ Ind. Payout

Financial Institution Equity/ Assets Equity/ Assets ROA(5) ROE(5) ROI(5) ROA(5) ROE(5) NPAs Assets Resvs/ NPAs Resvs/ Loans Price/ Earning Price/ Book Price/ Assets Tang. Book Core Earnings Div./ Share Dividend Yield Ratio (7)

(%)(%)(%)(%)(%)(%)(%)(%)(%)(%)(X)(%)(%)(%)(X)($)(%)(%)

Market Averages. All Public Companies (no MHCs)

All Public Companies(123) 11.30 10.22 0.30 2.63 4.85 0.28 2.48 1.39 130.91 1.08 17.87 81.80 9.52 95.92 18.75 0.39 3.40 41.94

NYSE Traded Companies(13) 9.34 6.44 -0.29 -4.08 -2.95 -0.27 -4.40 2.59 126.22 1.75 21.28 67.66 7.29 120.02 23.28 0.33 3.22 69.84

AMEX Traded Companies(2) 7.24 7.01 -0.68 -12.85 11.15 -0.65 -12.42 4.57 80.00 1.92 8.97 57.87 4.84 60.72 8.94 0.69 2.24 40.23

NASDAQ Listed OTC Companies(108) 11.56 10.64 0.37 3.58 5.33 0.36 3.42 1.19 132.53 1.00 17.85 83.62 9.83 94.28 18.65 0.40 3.44 41.49

California Companies(9) 7.12 7.05 -0.17 -1.27 2.77 -0.19 -1.40 3.42 98.77 1.79 13.99 47.80 3.19 49.09 16.51 0.30 5.33 24.72

Florida Companies(5) 6.31 5.96 -0.74 -12.00 9.31 -0.71 -11.37 4.08 53.00 1.89 10.74 31.95 2.30 33.43 11.08 0.01 0.55 0.00

Mid-Atlantic Companies(34) 10.57 9.08 0.39 4.36 4.28 0.42 4.68 0.70 145.46 0.84 18.25 110.23 11.24 138.14 18.44 0.43 2.99 45.46

Mid-West Companies(37) 9.86 9.05 0.21 1.97 5.35 0.16 1.29 1.80 72.21 1.13 17.19 68.39 7.00 74.91 18.24 0.45 4.17 47.57

New England Companies(18) 15.18 13.47 0.44 3.36 3.67 0.46 3.33 0.46 202.38 0.98 22.18 90.12 14.05 109.74 24.58 0.35 2.61 44.09

North-West Companies(5) 13.88 12.56 0.73 6.59 8.65 0.69 6.37 1.13 156.44 1.04 9.35 76.45 10.54 88.71 9.50 0.45 4.69 45.09

South-East Companies(10) 15.35 14.81 0.64 5.81 6.75 0.63 5.77 1.09 199.92 1.22 17.95 79.81 11.81 86.61 19.07 0.48 3.44 28.84

South-West Companies(3) 11.27 9.80 0.02 -2.74 -1.19 -0.04 -3.50 1.32 235.53 1.02 30.15 42.15 8.42 45.78 31.06 0.11 1.11 0.00

Western Companies (Excl CA)(2) 15.99 15.99 0.58 6.61 7.31 0.51 5.95 0.50 111.61 0.79 22.53 83.88 13.39 83.88 9.18 0.23 2.04 15.58

Thrift Strategy(116) 11.39 10.36 0.31 2.75 4.63 0.29 2.58 1.40 132.44 1.08 18.13 82.64 9.64 96.31 18.78 0.40 3.39 42.22

Mortgage Banker Strategy(4) 7.25 5.50 -0.35 -3.66 15.30 -0.38 -4.08 1.64 77.97 1.34 7.33 41.11 3.03 66.66 9.44 0.29 4.10 49.97

Real Estate Strategy(l) 8.23 8.23 0.23 2.82 3.82 0.20 2.50 0.00 0.00 0.77 26.19 73.94 6.09 73.94 29.61 0.30 4.41 0.00

Diversified Strategy(2) 15.76 12.80 0.92 8.72 6.14 1.07 9.72 0.55 162.03 1.12 10.11 121.50 17.85 144.19 21.72 0.54 2.29 10.13

Companies Issuing Dividends(98) 11.27 10.15 0.46 4.63 6.37 0.44 4.50 1.25 131.17 1.00 17.63 87.24 9.95 102.95 18.41 0.48 4.15 48.40

Companies Without Dividends(25) 11.39 10.52 -0.42 -6.42 -3.29 -0.44 -6.70 1.96 129.77 1.45 22.60 57.20 7.58 64.12 25.56 0.00 0.00 0.00

Equity/Assets <6%(13) 5.12 4.53 -0.20 -3.07 0.52 -0.22 -3.48 2.46 80.61 1.16 12.66 58.17 3.05 63.29 12.51 0.25 2.28 19.56

Equity/Assets 6-12%(74) 8.49 7.68 0.32 3.80 6.86 0.31 3.59 1.52 114.98 1.13 14.62 81.48 6.85 91.79 15.45 0.48 4.18 42.87

Equity/Assets >12%(36) 18.75 16.97 0.38 1.90 1.91 0.38 1.91 0.80 178.41 0.96 28.49 89.20 16.79 113.62 29.06 0.26 2.14 42.23

Actively Traded Companies(9) 8.23 7.31 0.39 4.54 7.64 0.39 4.52 0.90 114.36 0.88 13.73 92.45 7.76 108.12 14.73 0.63 3.96 47.49

Market Value Below $20 Million(14) 8.38 7.61 -0.49 -7.09 0.65 -0.52 -7.37 2.61 94.55 1.56 15.80 48.05 4.24 50.89 21.06 0.23 2.73 39.45

Holding Company Structure(117) 11.34 10.23 0.31 2.78 5.15 0.30 2.64 1.39 132.93 1.10 17.93 81.64 9.55 96.00 18.65 0.40 3.46 42.26

Assets Over $1 Billion(55) 10.90 9.13 0.29 2.72 4.51 0.27 2.38 1.53 110.62 1.15 19.50 89.96 10.18 115.33 20.30 0.42 3.57 49.92

Assets $500 Million-$1 Billion(36) 10.18 9.39 0.25 2.19 6.62 0.26 2.34 1.44 149.09 1.09 14.41 72.85 7.72 80.55 14.44 0.45 3.58 43.23

Assets $250-$500 Million(23) 13.35 12.98 0.50 4.59 5.59 0.47 4.38 0.87 155.23 0.95 18.54 77.64 10.49 82.01 19.98 0.31 3.16 29.68

Assets less than $250 Million(9) 12.47 12.33 -0.02 -1.17 -1.72 -0.04 -1.32 1.61 133.10 1.05 22.02 80.88 10.21 81.71 26.37 0.28 2.38 25.98

Goodwill Companies(81) 10.34 8.65 0.34 3.38 5.85 0.33 3.26 1.29 115.37 1.11 16.44 82.76 8.83 104.89 17.43 0.44 3.56 47.04

Non-Goodwill Companies(42) 12.98 12.98 0.22 1.31 3.15 0.20 1.10 1.58 161.56 1.05 20.52 80.12 10.74 80.12 21.35 0.32 3.12 31.75

Acquirors of FSLIC Cases(4) 8.55 8.09 -0.56 -7.85 -3.45 -0.55 -7.67 4.20 40.28 1.74 13.62 69.81 6.21 75.40 13.81 0.37 5.73 42.02

(1)	Average of high/low or bid/ask price per share.

(2) Or since offering price if converted or first listed in the past 52 weeks. Percent change figures are actual year-to-date and are not annualized

(3)	EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)	Excludes intangibles (such as goodwill, value of core deposits, etc.).

(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.

(6)	Annualized, based on last regular quarterly cash dividend announcement.
(7)	Indicated dividend as a percent of trailing twelve month earnings.
(8)	Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

* Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: SNL Financial, LC. and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2008 by RP Financial, LC.

RP FINANCIAL, LC. Financial Services Industry Consultants 1700 North Moore Street, Suite 2210 Arlington, Virginia 22209 (703) 528-1700

Exhibit 1 (continued) Weekly Thrift Market Line—Part Two Prices As Of July 18, 2008

Key Financial Ratios Asset Quality Ratios Pricing Ratios Dividend Data(6)

Equity/ Tang. Equity/ Reported Earnings Core Earnings NPAs Resvs/ Resvs/ Price / Price/ Price/ Price/ Tang. Price/ Core Ind. Div./ Divi- dend Payout

Financial Institution Assets Assets ROA(5) ROE(5) ROI(5) ROA(5) ROE(5) Assets NPAs Loans Earning Book Assets Book Earnings Share Yield Ratio(7)

(%)(%)(%)(%)(%)(%)(%)(%)(%)(%)(x)(%)(%)(%)(X)($)(%)(%)

Market Averages. MHC Institutions

All Public Companies(41) 14.47 13.81 0.46 2.99 2.24 0.38 2.76 0.64 149.66 0.74 26.83 139.58 20.77 149.11 27.33 0.27 2.33 24.37

AMEX Traded Companies(1) 15.61 15.61 0.76 4.94 5.47 0.73 4.72 0.58 113.66 0.83 18.30 89.35 13.94 89.35 19.17 0.32 3.98 72.73

NASDAQ Listed OTC Companies(40) 14.44 13.77 0.45 2.94 2.16 0.37 2.71 0.64 150.72 0.73 27.33 140.84 20.94 150.60 27.81 0.26 2.28 21.15

California Companies(1) 10.83 10.38 0.47 4.17 2.92 0.47 4.17 0.18 192.26 0.42 34.25 141.86 15.36 148.68 34.25 0.44 4.59 0.00

Mid-Atlantic Companies(24) 15.24 14.58 0.60 3.54 2.72 0.46 3.13 0.53 170.08 0.71 24.94 138.62 22.28 150.10 25.41 0.20 1.88 20.91

Mid-West Companies(8) 15.20 14.18 0.18 1.39 0.93 0.21 1.61 1.14 56.71 0.73 22.73 146.58 21.71 155.40 24.80 0.45 2.96 34.09

New England Companies(5) 12.13 11.72 0.32 2.94 2.26 0.30 2.78 0.45 204.32 0.76 30.71 127.64 15.23 133.87 32.12 0.19 2.05 50.00

South-East Companies(2) 11.40 11.18 0.32 2.39 1.66 0.35 2.55 1.17 74.73 1.21 34.65 127.31 14.93 130.09 32.18 0.38 4.96 0.00

South-West Companies(1) 11.56 11.51 0.34 2.65 1.44 0.26 2.05 0.28 133.11 0.68 NM 188.66 21.80 189.59 NM 0.28 1.83 0.00

Thrift Strategy(41) 14.47 13.81 0.46 2.99 2.24 0.38 2.76 0.64 149.66 0.74 26.83 139.58 20.77 149.11 27.33 0.27 2.33 24.37

Companies Issuing Dividends(29) 14.37 13.67 0.55 3.63 2.76 0.41 3.19 0.67 158.65 0.69 24.85 142.04 20.93 153.03 26.42 0.38 3.29 55.71

Companies Without Dividends(12) 14.71 14.14 0.25 1.42 0.96 0.30 1.73 0.58 127.20 0.84 36.75 133.64 20.37 139.64 30.51 0.00 0.00 0.00

Equity/Assets 6-12% (19) 10.01 9.40 0.37 3.62 2.87 0.35 3.48 0.57 176.81 0.77 26.98 136.97 14.00 149.35 27.34 0.39 3.04 28.96

Equity/Assets >12% (22) 18.32 17.62 0.54 2.43 1.69 0.40 2.14 0.71 120.92 0.71 26.55 141.84 26.61 148.90 27.30 0.16 1.71 21.62

Market Value Below $20 Million(3) 9.95 9.31 0.49 4.99 5.76 0.45 4.43 0.62 106.18 0.89 18.16 84.64 8.57 94.04 20.02 0.34 4.28 70.45

Holding Company Structure(38) 14.41 13.71 0.47 3.03 2.28 0.38 2.75 0.68 139.62 0.77 26.40 138.43 20.53 148.53 26.92 0.27 2.29 24.37

Assets Over $1 Billion(12) 15.96 15.13 0.41 2.76 1.43 0.43 2.77 0.48 138.33 0.75 32.03 184.75 28.44 198.46 28.66 0.31 1.32 10.00

Assets $500 Million-$1 Billion(l0) 12.85 12.28 0.35 2.57 2.01 0.35 2.59 0.64 254.43 0.69 28.50 132.53 18.28 143.50 28.62 0.23 2.50 13.89

Assets $250-$500 Million(l8) 14.32 13.68 0.54 3.25 2.72 0.35 2.74 0.76 89.02 0.75 25.46 116.18 17.41 122.64 27.22 0.25 2.81 35.28

Assets less than $250 Million(l) 15.61 15.61 0.76 4.94 5.47 0.73 4.72 0.58 113.66 0.83 18.30 89.35 13.94 89.35 19.17 0.32 3.98 72.73

Goodwill Companies(21) 14.60 13.31 0.54 3.42 2.60 0.37 2.92 0.68 133.96 0.77 26.60 135.46 20.64 154.06 27.70 0.27 2.66 21.85

Non-Goodwill Companies(20) 14.33 14.33 0.38 2.53 1.85 0.39 2.59 0.60 168.32 0.70 27.20 143.91 20.90 143.91 26.74 0.26 1.98 25.89

MHC Institutions(41) 14.47 13.81 0.46 2.99 2.24 0.38 2.76 0.64 149.66 0.74 26.83 139.58 20.77 149.11 27.33 0.27 2.33 24.37

MHC Converted Last 3 Months(1) 11.79 11.79 0.35 2.96 3.06 0.35 2.96 1.11 73.28 0.90 32.69 96.76 11.41 96.76 32.69 0.00 0.00 0.00

(1)	Average of high/low or bid/ask price per share.

(2) Or since offering price if converted or first listed in the past 52 weeks. Percent change figures are actual year-to-date and are not annualized

(3)	EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)	Excludes intangibles (such as goodwill, value of core deposits, etc.).

(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.

(6)	Annualized, based on last regular quarterly cash dividend announcement.
(7)	Indicated dividend as a percent of trailing twelve month earnings.
(8)	Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

* Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: SNL Financial, LC. and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2008 by RP Financial, LC.

RP FINANCIAL, LC.

Financial Services Industry Consultants 1700 North Moore Street, Suite 2210 Arlington, Virginia 22209 (703) 528—1700

Exhibit 1 (continued) Weekly Thrift Market Line—Part Two Prices As Of July 18, 2008

Key Financial Ratios Asset Quality Ratios Pricing Ratios Dividend Data(6)

Reported Earnings Core Earnings

Financial Institution Equity/ Assets Tang. Equity/ Assets ROA (5) ROE (5) ROI (5) ROA (5) ROE (5) NPAs Assets Resvs/ NPAs Resvs/ Loans Price/ Earning Price/ Book Price/ Assets Price/ Tang. Book Price/ Core Earnings Ind. Div./ Share Dividend Yield Payout Ratio (7)

(%)(%)(%)(%)(%)(%)(%)(%)(%)(%)(x)(%)(%)(%)(x)($)(%)(%)

NYSE Traded Companies

AF Astoria Financial Corp. of NY* 5.74 4.92 0.55 9.74 5.50 0.60 10.61 0 .56 66.16 0.51 18.18 174.28 10.00 205.14 16.69 1.04 4.65 NM

BFF BFC Financial Corp. of FL(8)* 2.29 1.33 -0.10 -4.64 -29.31 -0.21 -9.29 1.34 94.34 1.96 NM 16.07 0.37 28.02 NM 0.00 0.00 NM

BBX BankAtlantic Bancorp Inc of FL* 6.79 5.68 -0.80 -10.79 NM -0.84 -11.25 1.56 90.12 1.96 NM 21.73 1.47 26.29 NM 0.02 1.19 NM

DSL Downey Financial Corp. of CA* 8.30 8.30 -2.44 -25.62 NM -2.50 -26.20 11.90 34.99 4.85 NM 7.61 0.63 7.61 NM 0.48 16.11 NM

FED FirstFed Financial Corp. of CA* 8.29 8.28 -0.12 -1.39 -10.24 -0.14 -1.56 6.21 56.81 3.83 NM 15.47 1.28 15.49 NM 0.00 0.00 NM

FBC Flagstar Bancorp, Inc. of MI* 4.42 4.42 -0.36 -7.84 -20.83 -0.69 -14.89 2.51 30.38 1.04 NM 39.47 1.74 39.47 NM 0.00 0.00 NM

GFG Guaranty Financial Group of TX* 5.43 4.45 -0.05 -0.77 -5.71 -0.05 -0.77 1.74 60.14 1.67 NM 15.39 0.84 18.99 NM 0.00 0.00 NM

IDMC IndyMac Bancorp, Inc. of CA(8)* 2.97 2.60 -2.66 NM NM -1.57 -30.45 6.53 22.89 2.41 NM 1.28 0.04 1.47 NM 0.00 0.00 NM

NYB New York Community Bcrp of NY* 13.46 5.69 0 .96 7.13 4.78 1.24 9.24 0.07 416.39 0.45 20.92 143.83 19.35 370.42 16.15 1.00 5.43 NM

NAL NewAlliance Bancshares of CT* 17.29 11.00 0.34 1.91 1.82 0.55 3.14 0.24 232.34 0.95 NM 105.14 18.18 177.92 33.41 0.28 2.04 NM

PFB PFF Bancorp, Inc. of Pomona CA(8)* 3.03 3.00 -5.13 NM NM -4.97 NM 28.27 12.46 3.74 NM 19.64 0.60 19.85 NM 0.00 0.00 NM

PFS Provident Fin. Serv. Inc of NJ* 15.74 8.24 0.62 3.68 4.04 0.57 3.39 0.48 133.69 0.96 24.75 92.96 14.63 193.42 26.88 0.44 2.82 69.84

SOV Sovereign Bancorp, Inc. of PA* 7.91 3.46 -1.57 -16.87 NM -1.46 -15.69 0.67 141.18 1.32 NM 60.76 4.81 145.45 NM 0.00 0.00 NM

AMEX Traded Companies

FDT Federal Trust Corp. of FL* 5.54 5.54 -2.35 -36.53 NM -2.29 -35.70 8.60 27.29 2.93 NM 19.49 1.08 19.49 NM 0.00 0.00 NM

GOV Gouverneur Bcp MHC of NY(43.0) 15.61 15.61 0.76 . 4.94 5.47 0.73 4.72 0.58 113.66 0.83 18.30 89.35 13.94 89.35 19.17 0.32 3.98 72.73

TSH Teche Hlding Cp of N Iberia LA* 8.93 8.47 0.99 10.83 11.15 1.00 10.87 0.54 132.71 0.91 8.97 96.24 8.60 101.96 8.94 1.38 4.49 40.23

NASDAQ Listed OTC Companies

ABBC Abington Bancorp, Inc. of PA* 22.57 22.57 0.72 3.42 3.35 0.72 3.42 0 .29 57.96 0.27 29.81 90.32 20.39 90.32 29.81 0.20 2.16 64.52

ALLB Alliance Bank MHC of PA (43.6) 11.68 11.68 0.17 1.40 1.34 0.22 1.83 0.60 112.09 1.08 NM 105.35 12.30 105.35 NM 0.24 3.21 NM

ASBI Ameriana Bncp of New Castle IN* 7.50 7.33 0.37 4.81 6.08 0 .36 4.72 1.63 40.05 0.97 16.43 77.91 5.85 79.91 16.75 0.16 1.84 30.19

ABNJ American Bncrp of NJ Inc of NJ* 14.95 14.95 0.02 0.11 0.10 0.02 0.11 NA NA 0.61 NM 116.11 17.36 116.11 NM 0.20 2.06 NM

ABCH Anchor BanCorp Wisconsin of WI* 6.70 5.27 0.66 9.20 20.33 0.56 7.75 2.13 34.84 0.90 4.92 44.40 2.98 57.35 5.84 0.72 10.03 49.32

ACFC Atl Cst Fed Cp Of GA MHC(35.9) 9.32 9.06 0.04 0 .46 0.43 0.04 0.46 1.35 49.78 0.91 NM 107.15 9.99 110.52 NM 0.48 6.82 NM

BCSB BCSB Bancorp, Inc. of MD* 8.08 7.69 -0.38 -4.72 -7.72 -0.03 -0.36 0.04 NA 0.65 NM 61.10 4.94 64.21 NM 0.00 0.00 NM

BKMU Bank Mutual Corp of WI* 11.93 10.54 0.49 3.79 3.14 0.45 3.47 0.47 68.36 0.59 31.86 130.64 15.58 150.13 34.76 0.36 3.14 NM

BFIN BankFinancial Corp. of IL* 19.63 17.97 0.58 2.93 2.83 0.61 3.08 0.76 97.11 0 .86 35.28 107.14 21.03 119.48 33.60 0.28 1.98 70.00

BKUNA BankUnited Fin. Corp. of FL* 4.88 4.69 -0.43 -8.07 NM -0.30 -5.67 4.75 29.67 1.59 NM 10.19 0.50 10.62 NM 0.02 1.00 NM

BFED Beacon Federal Bancorp of NY* 11.86 11.86 0.37 4.10 4.12 0.44 4.82 0 ..15 539.13 1.03 24.30 64.20 7.61 64.20 20.68 0.16 1.65 40.00

BNCL Beneficial Mut MHC of PA(44.3) 16.59 13.37 0.07 0.46 0.25 0.12 0.77 0.52 108.02 0.95 NM 160.59 26.65 206.91 NM 0.00 0.00 0.00

BFBC Benjamin Frkln Bncrp Inc of MA* 11.16 7.69 0.45 3.85 4.69 0.44 3.71 0.20 312.63 0 94 21.33 82 .58 9.22 124.54 22.15 0.32 2.78 59 .26

BHLB Berkshire Hills Bancorp of MA* 12.91 6.19 0.62 4.84 5.72 0.77 6.01 NA NA 1.14 17.49 78.01 10.07 175.23 14.07 0.64 2.61 45.71

BOFI Bofi Holding, Inc. of CA* 6.47 6.47 0.30 4.27 5.25 0.22 3.08 0.15 122.67 0.34 19.06 79.12 5.12 79.12 26.38 0.00 0.00 0.00

BYFC Broadway Financial Corp. of CA* 5.25 5.25 0.44 7.88 9.24 0.44 7.79 0.17 341.86 0.67 10.82 80.91 4.25 80.91 10.95 0.20 2 .17 23.53

BRKL Brookline Bancorp, Inc. of MA* 20.69 19.07 0.66 2.95 2.69 0.68 3.06 0.21 476.16 1.29 37.15 115.29 23.85 127.61 35.82 0.34 3.39 NM

BFSB Brooklyn Fed MHC of NY (30.0) 20.62 20.62 1.29 6.04 2.97 1.22 5.73 NA NA 0.61 33.72 201.07 41.47 201.07 35.54 0.28 2.13 71.79

CITZ CFS Bancorp, Inc of Munster IN* 11.04 10.95 0 .67 6.16 6.58 0.64 5.83 2.62 26.67 1.09 15.20 92.38 10.20 93.21 16.06 0.48 4.21 64.00

CMSB CMS Bancorp Inc of W Plains NY* 12.95 12.95 -0.61 -4.82 -4.98 -0.61 -4.82 NA NA 0.20 NM 86.72 11.23 86.72 NM 0.00 0.00 NM

CBNJ Cape Bancorp, Inc. of NJ* 16.06 11.86 -0.13 -0.92 -0.99 -0.13 -0.92 1.26 55.99 1.02 NM 64.93 10.42 92.28 NM 0.00 0.00 NM

CFFN Capitol Fd Fn MHC of KS (29.5) 10.81 10.81 0.43 3.92 1.18 0.43 3.92 0.16 33.60 0.08 NM 333.42 36.05 333.42 NM 2.00 5.11 NM

CARV Carver Bancorp, Inc. of NY* 6.83 6.01 0.51 7.49 18.29 0.45 6.56 0.50 121.95 0.74 5.47 39.94 2.73 45.74 6.25 0.40 4.57 25.00

CEBK Central Bncrp of Somerville MA* 6.80 6.43 0.26 3.76 7.33 0.16 2.39 1.68 37.61 0.76 13.64 50.70 3.45 53.79 21.43 0.72 6.00 NM

CFBK Central Federal Corp. of OH* 9.97 9.97 0.00 0.00 0.00 0.12 1.13 0.59 168.15 1.19 NM 58.35 5.82 58.35 NM 0.20 5.56 NM

CHEV Cheviot Fin Cp MHC of OH(38.8) 20.99 20.99 0.25 1.16 1.03 0.25 1.16 0.39 52.37 0.26 NM 115.59 24.26 115.59 NM 0.36 4.11 NM

CBNK Chicopee Bancorp, Inc. of MA* 20.89 20.89 0.27 1.18 1.50 0.18 0.79 0.28 225.96 0.79 NM 83.37 17.41 83.37 NM 0.00 0.00 0.00

CZWI Citizens Comm Bncorp Inc of WI* 17.68 16.34 0.38 1.85 2.73 0.38 1.85 0.50 50.50 0.31 36.67 69.18 12.23 76.09 36.67 0.20 2.60 NM

CTZN Citizens First Bancorp of MI* 8.04 7.51 0.06 0.64 3.21 0.07 0.73 3.28 26.58 1.19 31.14 20.56 1.65 22.13 27.25 0.36 8.26 NM

CSBC Citizens south Bnkg Corp of NC* 10.90 7.21 0.68 6.16 8.79 0.73 6.61 0.39 213.81 1.12 11.38 70.03 7.63 110.25 10.61 0.34 4.33 49.28

CSBK Clifton Svg Bp MHC of NJ(38.5) 19.17 19.17 0.30 1.41 0.88 0.30 1.41 0.03 543.40 0.34 NM 162.44 31.14 162.44 NM 0.20 1.95 NM

COBK Colonial Bank MHC of NJ (45.1) 8.34 8.34 0.25 2.92 2.66 0.28 3.27 0.22 133.91 0.53 37.60 104.10 8.68 104.10 33.57 0.00 0.00 0.00

CFFC Community Fin. Corp. of VA* 7.88 7.88 0.79 9.85 10.41 0.80 9.97 0.33 198.58 0.73 9.60 94.62 7.46 94.62 9.49 0.26 3.08 29.55

DNBK Danvers Bancorp, Inc. of MA* 14.73 14.71 -0.28 -2.80 -2.10 -0.38 -3.73 0.61 98.67 0.97 NM 87.50 12.89 87.63 NM 0.00 0.00 NM

DCOM Dime Community Bancshars of NY* 7.42 5.98 0.67 8.29 3.89 0.67 8.29 0.11 393.10 0.53 25.72 216.19 16.03 272.20 25.72 0.56 3.25 NM

ESBF ESB Financial Corp. of PA* 7.01 4.84 0.41 5.97 6.63 0.41 5.97 0.20 145.92 0.86 15.08 86.36 6.06 128.03 15.08 0.40 4.21 63.49

ESSA ESSA Bancorp, Inc. of PA* 21.64 21.64 -0.42 -2.20 -1.79 -0.42 -2.20 NA NA 0.66 NM 104.22 22.55 104.22 NM 0.16 1.25 NM

ESBK Elmira Svgs Bank, FSB of NY* 6.78 4.02 0.42 6.35 7.00 0.31 4.74 0.55 95.97 0.82 14.29 78.13 5.30 135.84 19.12 0.80 6.15 NM

FFDF FFD Financial Corp of Dover OH* 10.11 10.11 0.78 7.49 9.98 0.72 6.96 0.72 98.31 0.80 10.02 74.88 7.57 74.88 10.79 0.66 5.18 51.97

FFCO FedFirst Fin MHC of PA (43.9) 13.33 13.03 -0.24 -1.60 -1.64 -0.28 -1.89 0 .49 84.48 0.69 NM 99.85 13.31 102.45 NM 0.00 0.00 NM

FSBI Fidelity Bancorp, Inc. of PA* 6.41 6.07 0.53 8.31 10.81 0.54 8.51 NA NA 0.69 9.25 75.56 4.85 80.16 9.04 0.56 4.73 43.75

FABK First Advantage Bancorp of TN* 28.14 28.14 0.18 0.60 0.91 0.16 0.54 0.41 152.34 1.27 NM 64.79 18.23 64.79 NM 0.00 0.00 0.00

RP FINANCIAL, LC. Financial Services Industry Consultants 1700 North Moore Street, Suite 2210 Arlington, Virginia 22209 (703) 528-1700

Exhibit 1 (continued)

Weekly Thrift Market Line—Part Two

Prices As Of July 18. 2008

Key Financial Ratios Asset Quality Ratios Pricing Ratios Dividend Data(6)

Reported Earnings Core Earnings

Financial Institution Equity/ Assets Tang. Equity/ Assets ROA (5) ROE (5) ROI (5) ROA (5) ROE (5) NPAs Assets Resvs/ NPAs Resvs/ Loans Price/ Earning Price/ Book Price/ Assets Price/ Tang Book Price/ Core Earnings Ind. Div./ Share Dividend Yield Payout Ratio (7)

(%)(%)(%)(%)(%)(%)(%)(%)(%)(%)(x)(%)(%)(%)(x)($)(%)(%)

NASDAQ Listed OTC Companies (continued)

FBTC First BancTrust Corp of IL* 7.99 7.66 0.39 4.62 8.32 0.31 3.63 0.40 170.07 0.94 12.02 54.19 4.33 56.70 15.30 0.24 3.57 42.86

FBSI First Bancshares, Inc.of IN* 11.03 10.94 0.12 1.09 1.39 0.06 0.58 1.56 59.17 1.35 NM 77.19 8.51 77.89 NM 0.00 0 .00 0.00

FCAP First Capital, Inc. of IN* 10.26 9.12 0.79 7.90 9.07 0.73 7.28 1.41 35.39 0.69 11.02 84.24 8.65 95.96 11.97 0.72 5.14 56.69

FCLF First Clover Lea£ fin Cp of IL* 20. 68 18.54 0.59 2.55 3.13 0.59 2.55 0.69 71.88 0.66 32.00 86 32 17. 85 98.90 32.00 0 .24 2.68 NM

FCFL First Community Bk Corp of FL* 8.04 7.95 0.62 7.38 9.31 0.61 7.15 1.39 64.91 1.08 10.74 76.37 6.14 77.30 11.08 0.00 0.00 0.00

FDEF First Defiance Fin. Corp of OH* 10.33 7.01 0.84 8.02 10.96 0.75 7.12 0.94 104.70 1.20 9.12 64.20 6.63 98.03 10.28 1.04 6.74 61.54

FFNM First Fed of N. Michigan of MI* 13.27 12.06 -0.52 -4.04 -7.41 -0.52 -4.04 4.43 36.69 1.99 NM 56.31 7.47 62.83 NM 0.20 3.15 NM

FFBH First Fed. Bancshares of AR* 8.93 8.93 0.44 4.84 9.00 0.48 5.23 5.54 13.29 1.03 11.11 53.83 4.81 53.83 10.28 0.64 7.79 NM

FFSX First Federal Bankshares of IA* 9.66 6.78 -0.07 -0.65 -3.77 -0.06 -0.60 2.72 28.88 1.13 NM 19.76 1.91 29.06 NM 0.00 0.00 NM

FFNW First Fin NW, Inc of Renton WA* 26.22 25.34 -0.37 -1.39 -1.92 -0.47 -1.76 2.60 25.52 0 .86 NM 71.59 18.77 74.96 NM 0.32 3.24 NM

FFCH First Fin. Holdings Inc. of SC* 6.46 5.73 0.80 11.76 10.58 0.76 11.14 0.60 104.02 0.80 9.45 111.69 7.22 126.94 9.98 1.02 5.71 53.97

FFHS First Franklin Corp. of OH* 7.93 7.93 0.13 1.64 5.00 0.09 1.11 NA NA 0.43 20.00 32.79 2.60 32.79 29.41 0.36 7.20 NM

FKFS First Keystone Fin., Inc of PA* 6.91 6.91 0.13 1.88 3.00 0.11 1.67 0.23 284.50 1.20 33.33 60.98 4.21 60.98 37.50 0.00 0.00 0 .00

FNFG First Niagara Fin. Group of NY* 15.80 7.56 1.02 6.21 5.38 0.89 5.40 0.38 215.86 1.17 18.57 109.49 17.30 251.32 21.34 0.56 3.92 72.73

FPTB First PacTrust Bancorp of CA* 10.51 10.51 0.40 3.69 6.12 0.41 3.84 2.36 31.40 0.79 16.34 60.07 6.32 60.07 15.68 0.74 6.38 NM

FPFC First Place Fin. Corp of OH* 9.54 6.52 0.42 4.19 7.95 0.37 3.73 2.15 40.84 1.07 12.57 53.95 5.15 81.50 14.12 0.68 6.60 NM

FFIC Flushing Fin. Corp. of NY* 6.79 6.28 0.68 9.63 6.08 0.86 12.15 0.23 86.67 0.24 16.45 153.58 10.42 166.90 13.03 0.52 3.07 50.49

FXCB Fox Chase Bncp MHC of PA(43.1) 14.26 14.26 0.26 1.60 1.23 0.33 2.06 0.09 457.36 0.77 NM 132.25 18.86 132.25 NM 0.00 0.00 0.00

FBTX Franklin Bank Corp of TX* 5.70 2.26 -0.71 -10.77 NM -0.85 -12.95 2.18 32r39 0. 98 NM 4.51 0.26 11.81 NM 0.00 0.00 NM

GSLA GS Financial Corp. of LA* 14.03 14.03 0.38 2.47 3.53 0.28 1.82 1.62 105.30 2.57 28.30 68.59 9.62 68.59 38.46 0.40 2.67 NM

GCBC Green Co Bcrp MHC of NY (43.9) 9.70 9.70 0.66 6.28 4.55 0.66 6.28 0.40 117.84 0.78 21.98 134.93 13.09 134.93 21.98 0.68 5.62 NM

HFFC HF Financial Corp. of SD* 6.14 5.70 0.53 8.48 9.26 0.44 7.05 0 .40 129.38 0.72 10.80 88.71 5.44 95.95 13.00 0.43 2.93 31.62

HMNF HMN Financial, Inc. of MN* 9.00 8.68 0.85 9.81 14.62 0.79 9.21 2.56 49.28 1.55 6.84 65.41 5.89 68.03 7.29 1.00 6.41 43.86

HBNK Hampden Bancorp, Inc. of MA* 19.78 19.78 0.32 1.62 2.16 0.27 1.39 0.69 85.28 0.88 NM 74.48 14.74 74.48 NM 0.12 1.23 57.14

HARL Harleysville Svgs Fin Cp of PA* 5.59 5.59 0.44 7.17 7.56 0.44 7.17 NA NA 0.44 13.23 99.45 5.56 99.45 13.23 0.72 5.67 NM

HWFG Harrington West Fncl Grp of CA* 3.43 2.95 -0.08 -1.54 -4.00 0.02 0.41 0.96 57.88 0.86 NM 53.88 1.85 62.92 NM 0.28 7.47 NM

HBOS Heritage Fn Gp MHC of GA(26.4) 13.48 13.31 0.60 4.32 2.89 0.65 4.65 0.98 99.68 1.51 34.65 147.46 19.88 149.67 32.18 0.28 3.11 NM

HIFS Hingham Inst. For Sav. Of MA* 7.38 7.38 0.66 8.93 8.22 0.66 8.93 0.28 188.17 0.66 12.17 105.15 7.76 105.15 12.17 0.80 2 .88 35.09

HOME Home Federal Bancorp Inc of ID* 26.74 26.74 0.63 3.15 2.73 0.53 2.69 0 .30 143.53 0.68 36.67 83.61 22.36 83.61 NM 0.22 2.22 NM

HFBC HopFed Bancorp, Inc. of KY* 7.05 6.19 0.58 8.37 11.27 0.52 7.59 0.21 286.00 0.82 8.88 70.91 5.00 81.49 9.79 0.48 4.23 37.50

HCBK Hudson City Bancorp, Inc of NJ* 10.07 9.76 0.74 6.65 3.26 0.74 6.65 0.23 34.32 0.15 30.65 202.53 20.40 209.69 30.65 0.44 2.39 73.33

IFSB Independence FSB of DC* 6.67 6.67 -1.48 -20.91 -25.70 -1.38 -19.49 2.69 18.02 0.62 NM 86.14 5.75 86.14 NM 0.00 0.00 NM

ISBC Investors Bcrp MHC of NJ(41.6) 13.85 13.85 0.26 1.81 0.96 0.24 1.68 0.10 172.43 0.24 NM 191.17 26.47 191.17 NM 0.00 0.00 0.00

JXSB Jcksnville Bcp MHC of IL(47.7) 7.72 6.87 0.31 3.96 4.40 0.29 3.78 0.41 142.13 1.00 22.73 85.47 6.59 96.90 23.81 0.30 3.00 68.18

JFBI Jefferson Bancshares Inc of TN* 21.70 21.70 0.41 1.86 2.67 0.41 1.86 0.25 218.52 0.63 37.50 70.69 15.34 70.69 37.50 0 ..24 2.91 NM

KFED K-Fed Bancorp MHC of CA (35.9) 10.83 10.38 0.47 4.17 2.92 0.47 4.17 0.18 192.26 0.42 34.25 141.86 15.36 148.68 34.25 0.44 4.59 NM

KFFB KY Fst Fed Bp MHC of KY (41.6) 23.80 19.00 0.31 1.34 1.08 0.31 1.34 NA NA 0.37 NM 123.99 29.51 165.18 NM 0.40 4.32 NM

KRNY Kearny Fin Cp MHC of NJ (27.9) 23.17 19.96 0.28 1.20 0.69 0.28 1.20 NA NA 0.64 NM 171.60 39.77 207.51 NM 0.20 1.72 NM

LSBX LSB Corp of No. Andover MA* 9.13 9.13 0.64 6.53 6.57 0.72 7.35 0.24 302.36 1.31 15.23 96.08 8.77 96.08 13.52 0.56 4.23 64.37

LSBI LSB Fin. Corp. of Lafayette IN* 9.65 9.65 0.37 3.79 5.62 0.34 3.43 3.26 28.36 1.07 17.79 68.13 6.57 68.13 19.66 1.00 6.69 NM

LPSB LaPorte Bancrp MHC of IN(47.3) 12. 85 10.44 0.05 0.39 0.47 0.38 3.24 0.97 47.68 0.78 NM 64.56 8.30 81.65 25.80 0.00 0 .00 0.00

LSBK Lake Shore Bnp MHC of NY(43.1) 14.75 14.75 0.61 4.07 4.73 0.61 4.07 0.49 62.71 0.51 21.15 84.69 12.49 84.69 21.15 0.20 2.78 58.82

LEGC Legacy Bancorp, Inc. of MA* 14.38 13.17 0.14 0.86 1.18 0.09 0.60 0.86 72.05 0.86 NM 76.41 10.99 84.63 NM 0.20 1.82 NM

LBCP Liberty Bancorp, Inc. of MO* 13.16 13.16 0.61 4.17 6.23 0.55 3.75 1.65 54.99 1.23 16.04 72.64 9.56 72.64 17.82 0.10 1.25 20.00

LABC Louisiana Bancorp, Inc. of LA* 31.16 31.16 1.07 3.91 3.67 1.07 3.91 0.10 660.67 1.93 27.28 87.82 27.37 87.82 27.28 0. 00 0.00 0.00

MFBC MFB Corp. of Mishawaka IN(8)* 8.59 7.91 0.33 4.08 4.24 0.42 5.15 NA NA 1.24 23.57 92.77 7.97 101.48 18.68 0.76 2.64 62.30

MSBF MSB Fin Corp MHC of NJ (45.0) 14.42 14.42 0.23 1-55 1.21 0.23 1.55 NA NA 0.41 NM 126.79 18.26 126.79 NM 0.12 1.21 NM

MGYR Magyar Bancorp MHC of NJ(44.7) 9.79 9.79 0.02 0.24 0.21 0.02 0.24 1.67 48.19 1.02 NM 110.33 10.80 110.33 NM 0.00 0.00 0.00

MLVF Malvern Fed Bncp MHC PA(45.0) 11.79 11.79 0.35 2.96 3.06 0.35 2.96 1.11 73.28 0.90 32.69 96.76 11.41 96.76 32.69 0.00 0.00 0.00

MASB MassBank Corp. of Reading MA(8)* 13.51 13.39 0 .72 5.41 3.49 0.89 6.70 0.01 NA 0.73 28.67 154.95 20.93 156.55 23.13 1.16 2.93 NM

MFLR Mayflower Bancorp, Inc. of MA* 8.16 8.15 0.43 5.30 5.10 0.34 4.13 0.50 112.52 1.09 19.62 103.15 8.42 103.37 25.15 0.40 4.08 NM

EBSB Meridian Fn Serv MHC MA (45.0) 19.31 19.31 -0 .09 -0.58 -0.42 -0.09 -0.58 0.39 91.50 0.65 NM 108.81 21.02 108.8l NM 0.00 0.00 NM

CASH Meta Financial Group of IA* 6.52 6.30 0.06 0.93 0.73 0.33 5.06 0.39 146.55 1.12 NM 127.59 8.32 132.47 25.23 0.52 2.00 NM

MFSF MutualFirst Fin. Inc. of IN* 9.04 7.58 0.46 5.04 10.47 0.43 4.76 1.47 59.70 1.05 9.55 48.50 4.38 58.77 10.12 0.64 6.26 59.81

NASB NASB Fin, Inc. of Grandview MO* 9.77 9.60 0.76 7.76 8.18 0.21 2.15 1.24 47.51 0 .66 12.22 94.17 9.20 95.97 NM 0.90 4.98 60.81

NECB NE Comm Bncrp MHC of NY (45.0) 28.47 28.11 3.75 11.57 8.69 -0.08 -0.25 0.81 47.77 0.48 11.51 129.54 36.88 131.94 NM 0.12 1.12 12.90

NHTB NH Thrift Bancshares of NH* 8.94 5.48 0.64 7.70 8.63 0.61 7.43 NA NA 0.81 11.59 76.42 6.83 129.27 12.01 0.52 5.28 61.18

NVSL Naug Vlly Fin MHC of CT (41.6) 10.23 10.18 0.35 3.13 2.75 0.33 2. 99 0.20 233.20 0.61 36.36 113.80 11.64 114.29 38.10 0.24 3.00 NM

NFSB Newport Bancorp, Inc. of RI* 15.20 15.20 0.18 1.00 1.10 0.18 1.00 0.24 275.66 0.82 NM 92.33 14.04 92.33 NM 0.00 0.00 0.00

FFFD North Central Bancshares of IA* 8.10 7.20 0.73 9.07 13.71 0.73 9.07 0.91 75.59 0.79 7.30 66.69 5.40 75.79 7.30 1.40 6.83 49.82

NFBK Northfield Bcp MHC of NY(45.0) 24.84 23.99 0.83 3.25 2.50 1.11 4.33 0.74 55.10 1.40 39.96 127.84 31.75 133.87 29.97 0.00 0.00 0.00

NWSB Northwest Bcrp MHC of PA(37.0) 9.06 6.58 0.74 8.32 4.59 0.78 8.72 1.00 61.75 0.87 21.79 176.89 16.02 250.11 20.79 0.88 3.88 NM

OSHC Ocean Shr Hldg MHC of NJ(42.9) 9.51 9.51 0.49 4.78 4.00 0.53 5.18 0.06 600.51 0.43 25.00 119.21 11.34 119.21 23.08 0.20 2.22 55.56

OCFC OceanFirst Fin. Corp of NJ* 6.47 6.47 0.54 8.47 4.19 0.57 8.97 0.60 93.52 0.64 23.85 203.31 13.15 203.31 22.52 0.80 3.95 NM

ONFC Oneida Financl MHC of NY(44.6) 10.83 6.44 0.63 5.44 4.53 0.57 4.91 0.09 491.34 0.88 22.07 119.87 12.98 211.45 24.46 0.48 5.30 NM

ORIT Oritani Fin Cp MHC of NJ(32.0) 20.16 20.16 1.21 5.59 2.29 1.21 5.59 0.03 NA 1.19 NM 237.48 47.88 237.48 NM 0.00 0.00 0.00

RP FINANCIAL, LC. Financial Services Industry Consultants 1700 North Moore Street, Suite 2210 Arlington, Virginia 22209 (703) 528-1700

Exhibit 1 (continued) Weekly Thrift Market Line—Part Two Prices As Of July 18, 2008

Key Financial Ratios Assets Quality Ratios Pricing Ratios Dividend Data (6)

Financial Institution Equity/ Assets Tang. Equity/ Assets Reported Earnings Core Earnings NPAs Assets Resvs/ NPAs Resvs/ Loans Price/ Earning Price/ Book Price/ Assets Price/ Tang. Book Price/ Core Earnings Ind. Div./ Share Divi- dend Yield Payout Ratio (7)

ROA (5) ROE (5) ROI (5) ROA (5) ROE (5)

(%)(%)(%)(%)(%)(%)(%)(%)(%)(%)(X)(%)(%)(%)(x)($)(%)(%)

NASDAQ Listed OTC Companies (continued)

OSBK Osage Bancshares, Inc. of OK* 22.69 22.69 0.81 3.32 3.32 0.78 3.23 0.05 614.06 0.40 30.15 106.55 24.17 106.55 31.06 0.34 3.32 NM

PSBH PSB Hldgs Inc MHC of CT (42.9) 10.31 8.85 0.58 5.52 4.66 0.54 5.13 0.62 58.50 0.73 21.44 120.37 12.41 142.50 23.05 0.36 3.90 NM

PVFC PVF Capital Corp. of Solon OH* 8 .23 8.23 0 .23 2 .82 3 .82 0.20 2.50 NA NA 0.77 26.19 73.94 6.09 73.94 29.61 0.30 4.41 NM

PBCI Pamrapo Bancorp, Inc. of NJ* 8.97 8.97 0.64 7.04 5.44 0.64 7.04 1.48 33.41 0.75 18.37 129.68 11.64 129.68 18.37 0.92 6.03 NM

PFED Park Bancorp of Chicago IL* 13.36 13.36 -0.07 -0.47 -0.71 -0.04 -0.27 1.33 20.75 0.43 NM 68.41 9.14 68.41 NM 0.52 3.06 NM

PVSA Parkvale Financial Corp of PA* 7.02 5.46 0.78 11.10 10.95 0.79 11.27 0.78 103.73 1.26 9.13 100.51 7.05 131.34 8.99 0.88 3.75 34.24

PBHC Pathfinder BC MHC of NY (36.3) 6.52 5.44 0.41 6.07 7.43 0.32 4.78 0.87 62.75 0.83 13.46 79.10 5.16 95.89 17.07 0.41 5.86 NM

PCBI Peoples Community Bcrp. of OH* 6.01 4.21 -3.65 -47.11 NM -3.72 -47.91 5.51 70.08 5.28 NM 18.02 1.08 26.21 NM 0.00 0.00 NM

PBCT Peoples United Financial of CT* 24.72 18.82 0.91 3.33 2.39 1.11 4.07 0.34 210.69 1.05 NM 106.96 26.44 151.49 34.16 0.60 3.58 NM

PROV Provident Fin. Holding of CA* 7.60 7.60 0.29 3.83 10.27 0.22 2.86 2.19 45.75 1.16 9.73 37.53 2.85 37.53 13.03 0.40 5.20 50.63

PBNY Provident NY Bncp, Inc. of NY* 14.45 8.97 0.77 5.33 4.66 0.74 5.13 0.48 156.44 1.29 21.44 113.75 16.44 194.95 22.27 0.24 2.07 44.44

PBIP Prudential Bncp MHC PA (37.7) 15.77 15.77 0.30 1.79 1.21 0.52 3.02 0.40 34.72 0.29 NM 158.24 24.95 158.24 NM 0.20 1.86 NM

PULB Pulaski Fin Cp of St. Louis MO* 6.76 6.43 0.82 11.73 10.63 0.52 7.41 1.57 56.24 0.99 9.41 105.92 7.16 111.75 14.90 0.38 4.25 40.00

RPFG Rainier Pacific Fin Grp of WA* 9.56 9.21 0.50 5.01 8.25 0.50 5.01 0.19 482.41 1.22 12.12 63.24 6.05 65.93 12.12 0.28 3.35 40.58

RIVR River Vally Bancorp of IN* 7.54 7.53 0.67 9.14 9.66 0.62 8.56 NA NA 0.89 10.36 90.40 6.81 90.51 11.07 0.84 5.79 60.00

RVSB Riverview Bancorp, Inc. of WA* 10.45 7.72 1.03 9.04 13.06 1.00 8.81 0.92 130.79 1.39 7.66 71.34 7.45 99.51 7.86 0.36 5.95 45.57

RCKB Rockville Fin MHC of CT (44.1) 11.43 11.36 0.58 4.90 2.91 0.57 4.77 0.14 570.49 0.94 34.33 167.24 19.12 168.47 35.21 0.20 1.46 50.00

ROMA Roma Fin Corp MHC of NJ (27.9) 23.61 23.56 0.73 2.90 1.46 0.73 2.90 0.93 20.26 0.37 NM 207.48 48.98 208.08 NM 0.32 2.22 NM

ROME Rome Bancorp, Inc. of Rome NY* 20.29 20.29 0.93 4.08 3.96 0.93 4.08 0.46 129.62 0.67 25.28 112.17 22.76 112.17 25.28 0.34 3.45 NM

SIFI SI Fin Gp Inc MHC of CT (38.6) 9.35 8.88 0.18 1.74 1.41 0.17 1.59 0.92 67.91 0.88 NM 127.97 11.96 135.29 NM 0.16 1.88 NM

SVBI Severn Bancorp, Inc. of MD* 10.06 10.03 1.04 10.46 15.75 1.03 10.36 2.00 58.20 1.25 6.35 64.03 6.44 64.23 6.42 0.24 3.90 24.74

SUPR Superior Bancorp of AL (8)* 11.87 5.95 0.22 1.88 8.38 0.12 1.00 1.27 61.88 1.10 11.93 20.46 2.43 43.55 22.38 0.00 0.00 0.00

THRD TF Fin. Corp. of Newtown PA* 9.67 9.09 0.69 6.99 7.71 0.67 6.74 0.48 72.55 0.46 12.97 88.11 8.52 94.25 13.45 0.80 3.67 47.62

TFSL TFS Fin Corp MHC of OH (31.7) 19.31 19.24 0.29 1.66 0.81 0.29 1.66 1.42 18.95 0.33 NM 183.39 35.42 184.30 NM 0.20 1.79 NM

TONE TierOne Corp. of Lincoln NE* 8.45 8.27 -2.38 -23.95 NM -2.40 -24.22 4.62 50.28 2.72 NM 28.31 2.39 28.95 NM 0.16 3.58 NM

TSBK Timberland Bancorp, Inc. of WA* 11.43 10.51 1.18 9.96 14.63 1.12 9.51 1.36 75.43 1.21 6.83 68.47 7.83 75.25 7.16 0.44 5.91 40.37

TRST TrustCo Bank Corp NY of NY* 7.15 7.13 1.09 15.34 5.87 1.09 15.34 0.56 183.73 1.77 17.04 254.83 18.22 255.93 17.04 0.44 5.38 NM

UCBA United Comm Bncp MHC IN (41.1) 14.73 14.73 -0.21 -1.32 -1.48 -0.21 -1.32 3.49 45.52 2.01 NM 96.29 14.19 96.29 NM 0.36 5.33 NM

UCFC United Community Fin. Of OH* 10.05 8.89 0.13 1.31 2.78 0.01 0.11 4.20 29.02 1.47 35.92 47.26 4.75 54.15 NM 0.19 4.41 NM

UBNK United Financial Bncrp of MA* 19.81 19.78 0.51 3.15 2.57 0.53 3.26 0.32 206.15 0.92 38.87 93.70 18.56 93.85 37.66 0.28 2.32 NM

UWBK United Western Bncp, Inc of Co* 5.25 5.25 0.54 10.06 11.90 0.49 9.21 0.69 79.69 0.89 8.40 84.14 4.41 84.14 9.18 0.24 1.85 15.58

VPFG ViewPoint Finl MHC of TX (43.8) 11.56 11.51 0.34 2.65 1.44 0.26 2.05 0.28 133.11 0.68 NM 188.66 21.80 189.59 NM 0.28 1.83 NM

WSB WSB Holdings, Inc. of Bowie MD* 13.50 13.50 0.38 2.65 4.76 0.31 2.17 2.60 30.59 1.57 21.00 56.00 7.56 56.00 25.67 0.16 3.46 72.73

WSFS WSFS Financial Corp. of DE* 6.81 6.77 0.94 14.12 9.90 1.03 15.37 0.75 113.37 1.18 10.11 136.04 9.26 136.90 9.28 0.48 1.00 10.13

WVFC WVS Financial Corp.of PA* 7.27 7.27 0.94 12.71 11.22 0.94 12.71 NA NA 1.67 8.91 111.30 8.09 111.30 8.91 0.64 4.01 35.75

WFSL Washington Federal, Inc. of WA* 11.72 10.04 1.31 10.34 9.25 1.30 10.27 0.59 68.07 0.50 10.81 107.59 12.61 127.92 10.88 0.84 4.98 53.85

WAUW Wauwatosa Hlds MHC of WI (26.2) 11.39 11.39 0.00 0.00 0.00 -0.11 -0.89 NA NA 1.01 NM 169.91 19.36 169.91 NM 0.00 0.00 NM

WAYN Wayne Savings Bancshares of OH* 8.49 7.97 0.49 5.72 6.90 0.52 6.07 0.49 90.48 0.73 14.49 83.14 7.06 89.12 13.65 0.48 5.10 73.85

WFD Westfield Fin. Inc. of MA* 26.04 26.04 0.82 2.95 2.88 0.85 3.06 0.27 199.39 1.39 34.67 104.82 27.30 104.82 33.43 0.20 2.14 74.07

WFBC Willow Financial Bcp Inc of PA (8)* 9.95 5.66 -2.44 -20.35 -28.88 -2.54 -21.18 0.65 127.45 1.13 NM 84.00 8.36 154.76 NM 0.46 5.44 NM

EXHIBIT 2

Core Earnings Analysis

RP® Financial, LC.

Core Earnings Analysis

Comparable Institution Analysis

For the 12 Months Ended March 31, 2008

Comparable Group		Net Income to Common	Less: Net Gains (Loss)	Tax Effect @ 34%	Less: Extraordinary Items	Estimated Core Income to Common	Shares	Estimated Core EPS
		($000)	($000)	($000)	($000)	($000)	(000)	($)
CITZ	CFS Bancorp, Inc. of Munster IN	$7,991	($594)	$202	$0	$7,599	10,680	$0.71
CFFC	Community Financial Corp. of VA	$3,836	$37	($13)	$0	$3,860	4,336	$0.89
FCAP	First Capital, Inc. of IN	$3,562	($422)	$143	$0	$3,283	2,814	$1.17
FCLF	First Clover Leaf Fin. Corp. of IL	$2,292	($51)	$17	$0	$2,258	8,177	$0.28
FFBH	First Federal Bancshares of AR	$3,571	$486	($165)	$0	$3,892	4,848	$0.80
GSLA	GS Financial Corp. of LA	$688	($280)	$95	$0	$503	1,286	$0.39
HMNF	HMN Financial, Inc. of MN	$9,495	($875)	$298	$0	$8,918	4,168	$2.14
JFBI	Jefferson Bancshares Inc. of TN	$1,351	$1	$0	$0	$1,352	6,208	$0.22
LBCP	Liberty Bancorp, Inc. of MO	$1,996	($322)	$109	$0	$1,783	4,005	$0.45
TSH	Teche Holding Corp. of N. Iberia LA	$7,240	$35	($12)	$0	$7,263	2,112	$3.44

Source:

Audited and unaudited financial statements, corporate reports and offering circulars, and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2008 by RP® Financial, LC.

EXHIBIT 3

Pro Forma Analysis Sheet

Exhibit 3

PRO FORMA ANALYSIS SHEET

Home Bank

Prices as of July 18, 2008

				Peer Group				Louisiana Companies				All Publicly-Traded
Price Multiple	Symbol	Subject (1)		Average		Median		Average		Median		Average		Median
Price-earnings ratio (x)	P/E	19.24	x	17.66	x	13.15	x	21.52	x	27.28	x	17.87	x	15.21	x
Price-core earnings ratio (x)	P/Core	20.47	x	18.98	x	14.01	x	24.89	x	27.28	x	18.75	x	16.10	x
Price-book ratio (%) =	P/B	62.31%		78.50%		78.44%		84.22%		87.82%		81.80%		77.91%
Price-tangible book ratio (%) =	P/TB	62.31%		81.84%		82.93%		86.12%		87.82%		95.92%		86.14%
Price-assets ratio (%) =	P/A	13.34%		9.80%		9.10%		15.19%		9.62%		9.52%		7.57%

Valuation Parameters

Pre-Conversion Earnings (Y)	$3,516,000
Pre-Conversion Earnings (CY)	$3,305,000
Pre-Conversion Book Value (B)	$50,579,000
Pre-Conv. Tang. Book Val. (TB)	$50,579,000
Pre-Conversion Assets (A)	$448,093,000
Reinvestment Rate (2)(R)	4.47%
Est. Conversion Expenses (3)(X)	2.45%
Tax Rate (TAX)	34.00%
Louisiana Shares Tax	$578,000
ESOP Stock Purchases (E)	8.00	% (5)
Cost of ESOP Borrowings (S)	0.00	% (4)
ESOP Amortization (T)	20.00	years
RRP Amount (M)	4.00%
RRP Vesting (N)	5.00	years (5)
Foundation (F)	0.00%
Tax Benefit (Z)	0
Percentage Sold (PCT)	100.00%
Option (O1)	10.00	% (6)
Estimated Option Value (O2)	48.50	% (6)
Option vesting (O3)	5.00	(6)
Option pct taxable (O4)	25.00	% (6)

Calculation of Pro Forma Value After Conversion

1.	V=	P/E * (Y)	V=	$67,500,000
		1 - P/E * PCT * ((1-X-E-M-F)*R*(1-TAX) - (1-TAX)*E/T - (1-TAX)*M/N) - (1-(TAX*O4))*(O1*O2)/O3)

2.	V=	P/Core * (Y)	V=	$67,500,000
		1 - P/core * PCT * ((1-X-E-M-F)*R*(1-TAX) - (1-TAX)*E/T - (1-TAX)*M/N) - (1-(TAX*O4))*(O1*O2)/O3)

3.	V=	P/B * (B+Z)	V=	$67,500,000
		1 - P/B * PCT * (1-X-E-M-F)

4.	V=	P/TB * (TB+Z)	V=	$67,500,000
		1 - P/TB * PCT * (1-X-E-M-F)

5.	V=	P/A * (A+Z)	V=	$67,500,000
		1 - P/A * PCT * (1-X-E-M-F)

Conclusion	Shares Issued To the Public	Price Per Share	Gross Offering Proceeds	Shares Issued To Foundation	Total Shares Issued	Aggregate Market Value of Shares Issued
Supermaximum	8,926,875	10.00	$89,268,750	0	8,926,875	$89,268,750
Maximum	7,762,500	10.00	77,625,000	0	7,762,500	77,625,000
Midpoint	6,750,000	10.00	67,500,000	0	6,750,000	67,500,000
Minimum	5,737,500	10.00	57,375,000	0	5,737,500	57,375,000

(1)	Pricing ratios shown reflect the midpoint value.

(2)	Net return reflects a reinvestment rate of 4.47 percent and a tax rate of 34.0 percent.

(3)	Offering expenses shown at estimated midpoint value.

(4)	No cost is applicable since holding company will fund the ESOP loan.

(5)	ESOP and MRP amortize over 20 years and 5 years, respectively; amortization expenses tax effected at 34.0 percent.

(6)	10 percent option plan with an estimated Black-Scholes valuation of 48.50 percent of the exercise price, including a 5 year vesting with 25 percent of the options (granted to directors) tax effected at 34.0 percent.

EXHIBIT 4

Pro Forma Effect of Conversion Proceeds

Exhibit 4

PRO FORMA EFFECT OF CONVERSION PROCEEDS

Home Bank

At the Minimum

1.	Pro Forma Market Capitalization				$57,375,000
	Less: Foundation Shares				—

2.	Offering Proceeds				$57,375,000
	Less: Estimated Offering Expenses				1,560,100

	Net Conversion Proceeds				$55,814,900
3.	Estimated Additional Income from Conversion Proceeds
	Net Conversion Proceeds				$55,814,900
	Less: Cash Contribution to Foundation				0
	Less: Non-Cash Stock Purchases (1)				6,885,000

	Net Proceeds Reinvested				$48,929,900
	Estimated net incremental rate of return				2.95%

	Reinvestment Income				$1,443,530
	Less: Louisiana Shares Tax				552,000
	Less: Estimated cost of ESOP borrowings (2)				0
	Less: Amortization of ESOP borrowings (3)				151,470
	Less: Amortization of Options (4)				509,232
	Less: Recognition Plan Vesting (5)				302,940

	Net Earnings Impact				($72,112)

			Before Conversion	Net Earnings Increase	After Conversion
4.	Pro Forma Earnings
	12 Months ended June 30, 2008 (reported)		$3,516,000	($72,112)	$3,443,888
	12 Months ended June 30, 2008 (core)		$3,305,000	($72,112)	$3,232,888

		Before Conversion	Net Cash Proceeds	Tax Benefit Of Contribution	After Conversion
5.	Pro Forma Net Worth
	June 30, 2008	$50,579,000	$48,929,900	$0	$99,508,900
	June 30, 2008 (Tangible)	$50,579,000	$48,929,900	$0	$99,508,900

		Before Conversion	Net Cash Proceeds	Tax Benefit Of Contribution	After Conversion
6.	Pro Forma Assets
	June 30, 2008	$448,093,000	$48,929,900	$0	$497,022,900

(1)	Includes ESOP and RRP stock purchases equal to 8.0 and 4.0 percent of total shares issued, respectively.

(2)	ESOP stock purchases are internally financed by a loan from the holding company.

(3)	ESOP borrowings are amortized over 20 years, amortization expense is tax-effected at a 34.0 percent rate.

(4)	Option valuation based on Black-Scholes model, 5 year vesting, and assumes 25 percent is taxable.

(5)	RRP is amortized over 5 years, and amortization expense is tax effected at 34.0 percent.

Exhibit 4

PRO FORMA EFFECT OF CONVERSION PROCEEDS

Home Bank

At the Midpoint

1.	Pro Forma Market Capitalization				$67,500,000
	Less: Foundation Shares				—

2.	Offering Proceeds				$67,500,000
	Less: Estimated Offering Expenses				1,653,250

	Net Conversion Proceeds				$65,846,750
3.	Estimated Additional Income from Conversion Proceeds
	Net Conversion Proceeds				$65,846,750
	Less: Cash Contribution to Foundation				0
	Less: Non-Cash Stock Purchases (1)				8,100,000

	Net Proceeds Reinvested				$57,746,750
	Estimated net incremental rate of return				2.95%

	Reinvestment Income				$1,703,645
	Less: Louisiana Shares Tax				578,000
	Less: Estimated cost of ESOP borrowings (2)				0
	Less: Amortization of ESOP borrowings (3)				178,200
	Less: Amortization of Options (4)				599,096
	Less: Recognition Plan Vesting (5)				356,400

	Net Earnings Impact				($8,052)

			Before Conversion	Net Earnings Increase	After Conversion
4.	Pro Forma Earnings
	12 Months ended June 30, 2008 (reported)		$3,516,000	($8,052)	$3,507,948
	12 Months ended June 30, 2008 (core)		$3,305,000	($8,052)	$3,296,948

		Before Conversion	Net Cash Proceeds	Tax Benefit Of Contribution	After Conversion
5.	Pro Forma Net Worth
	June 30, 2008	$50,579,000	$57,746,750	$0	$108,325,750
	June 30, 2008 (Tangible)	$50,579,000	$57,746,750	$0	$108,325,750

		Before Conversion	Net Cash Proceeds	Tax Benefit Of Contribution	After Conversion
6.	Pro Forma Assets
	June 30, 2008	$448,093,000	$57,746,750	$0	$505,839,750

(1)	Includes ESOP and RRP stock purchases equal to 8.0 and 4.0 percent of total shares issued, respectively.

(2)	ESOP stock purchases are internally financed by a loan from the holding company.

(3)	ESOP borrowings are amortized over 20 years, amortization expense is tax-effected at a 34.0 percent rate.

(4)	Option valuation based on Black-Scholes model, 5 year vesting, and assumes 25 percent is taxable.

(5)	RRP is amortized over 5 years, and amortization expense is tax effected at 34.0 percent.

Exhibit 4

PRO FORMA EFFECT OF CONVERSION PROCEEDS

Home Bank

At the Maximum Value

1.	Pro Forma Market Capitalization				$77,625,000
	Less: Foundation Shares				—

2.	Offering Proceeds				$77,625,000
	Less: Estimated Offering Expenses				1,746,400

	Net Conversion Proceeds				$75,878,600
3.	Estimated Additional Income from Conversion Proceeds
	Net Conversion Proceeds				$75,878,600
	Less: Cash Contribution to Foundation				0
	Less: Non-Cash Stock Purchases (1)				9,315,000

	Net Proceeds Reinvested				$66,563,600
	Estimated net incremental rate of return				2.95%

	Reinvestment Income				$1,963,759
	Less: Louisiana Shares Tax				604,000
	Less: Estimated cost of ESOP borrowings (2)				0
	Less: Amortization of ESOP borrowings (3)				204,930
	Less: Amortization of Options (4)				688,961
	Less: Recognition Plan Vesting (5)				409,860

	Net Earnings Impact				$56,009

			Before Conversion	Net Earnings Increase	After Conversion
4.	Pro Forma Earnings
	12 Months ended June 30, 2008 (reported)		$3,516,000	$56,009	$3,572,009
	12 Months ended June 30, 2008 (core)		$3,305,000	$56,009	$3,361,009

		Before Conversion	Net Cash Proceeds	Tax Benefit Of Contribution	After Conversion
5.	Pro Forma Net Worth
	June 30, 2008	$50,579,000	$66,563,600	$0	$117,142,600
	June 30, 2008 (Tangible)	$50,579,000	$66,563,600	$0	$117,142,600

		Before Conversion	Net Cash Proceeds	Tax Benefit Of Contribution	After Conversion
6.	Pro Forma Assets
	June 30, 2008	$448,093,000	$66,563,600	$0	$514,656,600

(1)	Includes ESOP and RRP stock purchases equal to 8.0 and 4.0 percent of total shares issued, respectively.

(2)	ESOP stock purchases are internally financed by a loan from the holding company.

(3)	ESOP borrowings are amortized over 20 years, amortization expense is tax-effected at a 34.0 percent rate.

(4)	Option valuation based on Black-Scholes model, 5 year vesting, and assumes 25 percent is taxable.

(5)	RRP is amortized over 5 years, and amortization expense is tax effected at 34.0 percent.

Exhibit 4

PRO FORMA EFFECT OF CONVERSION PROCEEDS

Home Bank

At the Supermaximum Value

1.	Pro Forma Market Capitalization				$89,268,750
	Less: Foundation Shares				—

2.	Offering Proceeds				$89,268,750
	Less: Estimated Offering Expenses				1,853,523

	Net Conversion Proceeds				$87,415,227
3.	Estimated Additional Income from Conversion Proceeds
	Net Conversion Proceeds				$87,415,227
	Less: Cash Contribution to Foundation				0
	Less: Non-Cash Stock Purchases (1)				10,712,250

	Net Proceeds Reinvested				$76,702,977
	Estimated net incremental rate of return				2.95%

	Reinvestment Income				$2,262,891
	Less: Louisiana Shares Tax				634,000
	Less: Estimated cost of ESOP borrowings (2)				0
	Less: Amortization of ESOP borrowings (3)				235,670
	Less: Amortization of Options (4)				792,305
	Less: Recognition Plan Vesting (5)				471,339

	Net Earnings Impact				$129,578

			Before Conversion	Net Earnings Increase	After Conversion
4.	Pro Forma Earnings
	12 Months ended June 30, 2008 (reported)		$3,516,000	$129,578	$3,645,578
	12 Months ended June 30, 2008 (core)		$3,305,000	$129,578	$3,434,578

		Before Conversion	Net Cash Proceeds	Tax Benefit Of Contribution	After Conversion
5.	Pro Forma Net Worth
	June 30, 2008	$50,579,000	$76,702,977	$0	$127,281,977
	June 30, 2008 (Tangible)	$50,579,000	$76,702,977	$0	$127,281,977

		Before Conversion	Net Cash Proceeds	Tax Benefit Of Contribution	After Conversion
6.	Pro Forma Assets
	June 30, 2008	$448,093,000	$76,702,977	$0	$524,795,977

(1)	Includes ESOP and RRP stock purchases equal to 8.0 and 4.0 percent of total shares issued, respectively.

(2)	ESOP stock purchases are internally financed by a loan from the holding company.

(3)	ESOP borrowings are amortized over 20 years, amortization expense is tax-effected at a 34.0 percent rate.

(4)	Option valuation based on Black-Scholes model, 5 year vesting, and assumes 25 percent is taxable.

(5)	RRP is amortized over 5 years, and amortization expense is tax effected at 34.0 percent.

EXHIBIT 5

Firm Qualifications Statement

RP® FINANCIAL, LC.

Celebrating 20 Years of Financial Advisory Services

FIRM QUALIFICATION STATEMENT

RP® Financial provides financial and management consulting, merger advisory and valuation services to the financial services industry nationwide. We offer a broad array of services, high quality and prompt service, hands-on involvement by principals and senior staff, careful structuring of strategic initiatives and sophisticated valuation and other analyses consistent with industry practices and regulatory requirements. Our staff maintains extensive background in financial and management consulting, valuation and investment banking. Our clients include commercial banks, thrifts, credit unions, mortgage companies and other financial services companies.

STRATEGIC PLANNING SERVICES

RP® Financial’s strategic planning services are designed to provide effective feasible plans with quantifiable results. We analyze strategic options to enhance shareholder value, achieve regulatory approval or realize other objectives. Such services involve conducting situation analyses; establishing mission/vision statements, strategic goals and objectives; and identifying strategies to enhance franchise and/or market value, capital management, earnings enhancement, operational matters and organizational issues. Strategic recommendations typically focus on: capital formation and management, asset/liability targets, profitability, return on equity and stock pricing. Our proprietary financial simulation models provide the basis for evaluating the impact of various strategies and assessing their feasibility and compatibility with regulations.

MERGER ADVISORY SERVICES

RP® Financial’s merger advisory services include targeting potential buyers and sellers, assessing acquisition merit, conducting due diligence, negotiating and structuring merger transactions, preparing merger business plans and financial simulations, rendering fairness opinions, preparing mark-to-market analyses and supporting the implementation of post-acquisition strategies. Through financial simulations, comprehensive data bases, valuation proficiency and regulatory familiarity, RP® Financial’s merger advisory services center on enhancing shareholder returns.

VALUATION SERVICES

RP® Financial’s extensive valuation practice includes bank and thrift mergers, thrift mutual-to-stock conversions, insurance company demutualizations, ESOPs, subsidiary companies, purchase accounting and other purposes. We are highly experienced in performing appraisals which conform to regulatory guidelines and appraisal standards. RP® Financial is the nation’s leading valuation firm for thrift mutual-to-stock conversions, with appraised values ranging up to $4 billion.

OTHER CONSULTING SERVICES

RP® Financial offers other consulting services including branching and diversification strategies, feasibility studies and special research. We assist banks/thrifts in preparing CRA plans and evaluating wealth management activities on a de novo or merger basis. Our other consulting services are aided by proprietary valuation and financial simulation models.

KEY PERSONNEL (Years of Relevant Experience & Contact Information)

Ronald S. Riggins, Managing Director (27)	(703) 647-6543	rriggins@rpfinancial.com
William E. Pommerening, Managing Director (24)	(703) 647-6546	wpommerening@rpfinancial.com
Gregory E. Dunn, Director (25)	(703) 647-6548	gdunn@rpfinancial.com
James P. Hennessey, Director (22)	(703) 647-6544	jhennessey@rpfinancial.com
James J. Oren, Director (21)	(703) 647-6549	joren@rpfinancial.com
Timothy M. Biddle, Senior Vice President (18)	(703) 647-6552	tbiddle@rpfinancial.com

Washington Headquarters Rosslyn Center 1700 North Moore Street, Suite 2210 Arlington, VA 22209 www.rpfinancial.com	Telephone: (703) 528-1700 Fax No.: (703) 528-1788 Toll-Free No.: (866) 723-0594 E-Mail: mail@rpfinancial.com